EXECUTION VERSION

AGREEMENT AND PLAN OF MERGER

BY AND AMONG

ALABAMA METAL INDUSTRIES CORPORATION

AND

GIBRALTAR INDUSTRIES, INC.

AND

EXPANSION CO., INC.

AND

THE SECURITYHOLDERS

LISTED ON THE SCHEDULES HERETO

SEPTEMBER 9, 2005

AGREEMENT AND PLAN OF MERGER

TABLE OF CONTENTS

Page

ARTICLE I –DEFINITIONS

1.1.  Defined Terms

ARTICLE II – THE MERGER; CLOSING BALANCE SHEET

2.1.  The Merger

2.2.  The Closing

2.3.  Actions at Closing

2.4.  Effect of Merger

2.5.  Conversion of Stock; Procedure for Payment

2.6.  Warrants; Options; Stock Plans

2.7.  Payments

2.8.  Post-Closing Merger Price Adjustment

ARTICLE III – REPRESENTATIONS AND WARRANTIES OF THE COMPANY

3.1.  Organization and Authority

3.2.  Capitalization

3.3.  Authority; Validity

3.4.  No Violation

3.5.  Governmental Party Consents

3.6.  Financial Statements

3.7.  Tax Matters

3.8.  Absence of Certain Changes

3.9.  Assets

3.10.  Litigation

3.11.  Compliance with Laws

3.12.  Material Contracts and Commitments

3.13.  Labor Matters

3.14.  Employee Benefit Plans

3.15.  Environmental Matters

3.16.  Proprietary Rights

3.17.  Real Property

3.18.  Certificate of Incorporation and By-Laws

3.19.  Insurance

3.20.  Warranties

3.21.  Books and Records

3.22.  Affiliate Transactions

3.23.  Banks, Brokers and Proxies

3.24.  Inventory

3.25.  Products

3.26.  Absence of Questionable Payments

3.27.  Board Recommendation

3.28.  Disclosure

3.29.  Limitation on Representations and Warranties

ARTICLE IV – REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

4.1.  Organization

4.2.  No Violation

4.3.  Authority; Validity

4.4.  Governmental Consents

4.5.  Investment/Operational Intent

4.6.  Financial Condition

ARTICLE V – COVENANTS

5.1.  Access to Information and Records

5.2.  Conduct of Business Pending the Closing

5.3.  Consents

5.4.  Publicity

5.5.  Disclosure Schedule

5.6.  Merger Sub Stockholder Approval

5.7.  Indemnification of Directors and Officers

5.8.  Stockholder Representative

5.9.  Retention of Records

5.10.  Other Offers

ARTICLE VI – CONDITIONS PRECEDENT TO PARENT’S AND MERGER SUB’S OBLIGATIONS

6.1.  Representations and Warranties True on the Closing Date

6.2.  Compliance With Agreement

6.3.  Absence of Litigation

6.4.  Consents

6.5.  HSR Act Waiting Period

6.6.  No Material Adverse Change

6.7.  Merger Filings

6.8.  Documents to be Delivered by the Company

ARTICLE VII – CONDITIONS PRECEDENT TO THE COMPANY’S OBLIGATIONS

7.1.  Representations and Warranties True on the Closing Date

7.2.  Compliance with Agreement

7.3.  Absence of Litigation

7.4.  Consents and Approvals

7.5.  HSR Act Waiting Period

7.6.  Merger Filings

7.7.  Documents to be Delivered by Parent and Merger Sub

7.8.  Merger Price

ARTICLE VIII – SURVIVAL; INDEMNIFICATION

8.1.  Survival; Remedies for Breach

8.2.  Indemnification on Behalf of Company Securityholders; Escrow of Funds

8.3.  Indemnification by Parent

8.4.  Procedures for Indemnification

8.5.  Procedures for Third-Party Claims

8.6.  Effect of Idemnification

8.7.  Arbitration

8.8.  Insurance

8.9.  Company Securityholder Liability for Action of Other Company Securityholders

ARTICLE IX – TERMINATION OF AGREEMENT

9.1.  Causes

9.2.  Effect of Termination

ARTICLE X – MISCELLANEOUS

10.1.  Further Assurance

10.2.  Assignment

10.3.  Law Governing Agreement

10.4.  Amendment and Modification

10.5.  Notice

10.6.  Expenses

10.7.  Entire Agreement; Binding Effect

10.8.  Counterparts

10.9.  Headings

10.10.  Construction

10.11.  Interpretations

10.12.  Severability

Disclosure Schedules

Schedule

Description

1.1

Acquired Working Capital Calculation as of July 31, 2005

3.1

Organization and Authority

3.2

Capitalization

3.4

No Violation

3.6

Financial Statements

3.7

Tax Matters

3.8

Absence of Certain Changes

3.9

Assets

3.12

Material Contracts and Commitments

3.13

Labor Matters

3.14

Employee Benefit Plans

3.15

Environmental Matters

3.16

Proprietary Rights

3.17

Real Property

3.19

Insurance

3.20

Warranties

3.22

Affiliate Transactions

3.23

Banks, Brokers and Proxies

3.24

Inventory

6.4

Consents and Approvals

Exhibits

Exhibit A

Form of Stockholder Consent and Joinder

Exhibit B

Certificate of Merger

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER is made as of September 9, 2005, by and among GIBRALTAR INDUSTRIES, INC., a Delaware corporation (“Parent”), EXPANSION CO., INC., a Delaware corporation (“Merger Sub”), ALABAMA METAL INDUSTRIES CORPORATION, a Delaware corporation (the “Company”), the Company Stockholders listed on Section 3.2 of the Disclosure Schedule, each of whom has executed or will execute a stockholder consent and joinder in the form attached as Exhibit A to this Agreement and each Company Optionholder or Company Warrantholder who subsequently becomes a party to this Agreement.  The Company and Merger Sub sometimes are referred to collectively herein as the “Constituent Corporations.”

RECITALS

A.

The Company and the Subsidiaries are engaged in the businesses of manufacturing and selling metal lath and lath accessories, concrete forming products, expanded metal products, and both expanded metal and welded grating products (collectively, the “Business”).

B.

Merger Sub is the wholly-owned subsidiary of Parent.

C.

This Agreement contemplates a transaction in which Parent will acquire all of the outstanding capital stock of the Company for cash through a reverse subsidiary merger of Merger Sub with and into the Company, whereby all of the outstanding shares of capital stock of the Company will be converted into the right to receive cash.

NOW THEREFORE, in consideration of the recitals and the respective representations, warranties, covenants, agreements and conditions hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound hereby, do hereby agree as follows:

ARTICLE I
DEFINITIONS

1.1

Defined Terms.  As used in this Agreement, the terms below shall have the following meanings.  Any of such terms, unless the context otherwise requires, may be used in the singular or plural, depending on the reference.

“Acquired Working Capital” means Current Assets minus Current Liabilities of the Company on the Closing Date, as reflected in the Closing Balance Sheet and the Closing Schedule.  Section 1.1 of the Disclosure Schedule contains an example calculation of Acquired Working Capital based upon the Company’s July 31, 2005 balance sheet.  Notwithstanding the foregoing, Acquired Working Capital will not include any impact that may arise, including any Tax benefit, from the settlement of Options and Warrants contemplated by Section 2.6.

“Action” means any and all civil, criminal or administrative suits, arbitrations, investigations, inquiries, reviews or audits, and any judgments, orders and decrees, filed by or against, a Person.

“Agreement” shall mean this Agreement and Plan of Merger, as the same shall be amended from time to time in accordance with its terms.

“Annual Financial Statements” shall mean the audited consolidated financial statements of the Company consisting of the balance sheets of the Company (prepared on a LIFO basis) as of December 31, 2004, and the related statements of income, retained earnings and cash flows for the year then ended, together with the auditor’s report thereon.

“Business Day” means any day on which national banks are open for business in the city of Atlanta, Georgia.

“Buying Group” shall mean, collectively, Parent, Merger Sub and, following the Closing, the Company as the Surviving Corporation.

“Certificate of Merger” shall mean the Certificate of Merger in substantially the form of Exhibit B.

“CGW Consulting Agreement” shall mean the Agreement for Consulting Services, dated August 29, 2001 by and between the Company and CGW Southeast Partners III, L.L.C., as amended.

“Closing” shall mean the conference to be held at 10:00 A.M. Eastern Time, on the Closing Date at the offices of Alston & Bird LLP, 1201 West Peachtree Street, Atlanta, Georgia  30309, or such other time and place as the parties may mutually agree to in writing, at which the transactions contemplated by this Agreement shall be consummated.

“Closing Amount” means: (A) the Merger Price; minus (B) the sum of the Escrow Deposit, the Transaction Expenses to be paid at Closing and the Indebtedness for Borrowed Money that is unpaid prior to the Effective Time as contemplated by Section 2.7(c); plus or minus (C) the Estimated Excess Cash Amount.

“Closing Date Excess Cash Amount” shall mean the Excess Cash Amount on the close of business on the day that is immediately prior to the Closing Date, less any cash used by the Company at Closing pursuant to Section 2.7(c).

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Common Stock” shall mean the 40,000 authorized shares of the Company’s Common Stock, $.01 par value

“Common Stock Price” shall mean an amount equal to: (A) the sum of the Closing Amount plus the aggregate amount of the applicable exercise prices per share of Common Stock issuable upon the exercise of Options and Warrants outstanding immediately prior to the Effective Time divided by (B) the sum of the aggregate number of shares of Common Stock issued and outstanding immediately prior to the Effective Time, plus the aggregate number of shares of Common Stock issuable under Options and Warrants outstanding immediately prior to the Effective Time.

“Company Employees” shall mean any persons employed by the Company or any of its Subsidiaries.

“Company Optionholder” shall mean any Person who holds in-the-money Options immediately prior to the Effective Time.

“Company Securityholder” shall mean a Company Stockholder, a Company Optionholder or a Company Warrantholder.

“Company Stockholder” shall mean any Person who holds any ownership interest in any Common Stock immediately prior to the Effective Time.

“Company Warrantholder” shall mean any Person who holds Warrants immediately prior to the Effective Time.

“Current Assets” means, on a particular date, accounts receivable, Inventory (valued on a FIFO basis, net of any adjustments for the application of standard cost accounting (for the avoidance of doubt, the “delta variance”)), prepaid expenses and other assets that are likely to be converted into cash, sold, exchanged, or expensed in the Ordinary Course of Business, within one year of such date, but excluding cash and any deferred Tax asset.

“Current Liabilities” means, on a particular date, without duplication accounts payable and accrued expenses payable coming due within one year of such date, including any Transaction Expenses unpaid at Closing, but excluding (i) all Indebtedness for Borrowed Money, including all accrued but unpaid interest thereon; (ii) any amounts accrued for payment pursuant to the CGW Consulting Agreement; (iii) the Transaction Expenses paid at Closing; (iv) any deferred Tax liabilities, (v) any deferred gain on the sale of the Company’s Surrey, British Columbia facility and (vi) the amount of any outstanding checks.

“Disclosure Schedule” shall mean the Disclosure Schedule, dated the date of this Agreement, delivered by the Company to Parent and Merger Sub contemporaneously with the execution and delivery of this Agreement, as the same may be updated from time to time after the date of this Agreement and prior to the Closing Date in accordance with the terms of this Agreement.

“Effective Time” shall mean the time and date when the Company and Merger Sub file the Certificate of Merger with the Delaware Secretary of State.

“Environmental Laws” shall mean all Laws in effect on or before the Closing Date relating to pollution or protection of human health or the environment, including, without limitation:  (i) the Clean Water Act, 33 U.S.C. §§1251 et seq.; (ii) the Clean Air Act, 42 U.S.C. §§7401 et seq.; (iii) the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act, 42 U.S.C. §§6901 et seq. (“RCRA”); (iv) the Emergency Planning and Community Right to Know Act, 42 U.S.C. §§11001 et seq.; (v) the Hazardous Materials Transportation Act, 49 U.S.C. §§5101 et seq.; (vi) the Comprehensive Environmental Response Compensation Liability Act, 42 U.S.C. §§9601 et seq. (“CERCLA”); (vii) any state, county, municipal or local statutes, laws or ordinances similar or analogous to the federal statutes listed in parts (i) – (vi) of this subparagraph; (viii) any amendments to the statutes, laws or ordinances listed in parts (i) – (vi) of this subparagraph now in effect; (ix) any rules, regulations, directives, orders or the like adopted pursuant to or implementing the statutes, laws, ordinances and amendments listed in parts (i) – (viii) of this subparagraph; and (x) any other law, statute, ordinance, rule, regulation, directive, order or the like relating to environmental, health or safety matters.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” shall mean any entity which together with the Company or any Subsidiary would be treated as a single employer under Code Section 414.

“Escrow Agent” shall mean a domestic commercial bank, mutually agreeable to the Company and Parent, having capital and surplus in excess of Five Hundred Million and 00/100 Dollars ($500,000,000).

“Escrow Agreement” shall mean an Escrow Agreement among the Escrow Agent, Parent, Merger Sub and the Stockholder Representative on behalf of the Company Securityholders in a customary form mutually acceptable to the Parties.

“Escrow Deposit” shall mean an amount equal to Twenty Four Million and 00/100 Dollars ($24,000,000) to be delivered to the Escrow Agent pursuant to Section 2.7(a) of this Agreement which amount shall be reduced to $12,000,000 on the one hundred eightieth (180th) day after the Closing Date and which remaining amount shall be released on the five hundred fortieth (540th) day after the Closing Date, in each case in accordance with the provisions of the Escrow Agreement.

“Established Working Capital” means the sum of Fifty Five Million Five Hundred Thousand and 00/100 Dollars ($55,500,000).

“Estimated Excess Cash Amount” shall mean the Excess Cash Amount as of the close of business on the day that is three (3) Business Days prior to the Closing Date as estimated in good faith by the Company after giving effect to the estimated amount of cash that will be used at Closing pursuant to Section 2.7(c), which estimate shall be delivered to Parent by the Company not later than the close of business on the day that is two (2) Business Days prior to the Closing Date.

“Excess Cash Amount” shall mean, as of any date on which it is determined, the aggregate amount of cash and cash equivalents of the Company on hand or on deposit (reduced by the amount of any outstanding checks) as of the close of business on such date.  If the aggregate amount of outstanding checks as of any date exceeds the aggregate amount of cash and cash equivalents of the Company on hand or on deposit as of such date, the Excess Cash Amount shall be a negative number equal to the amount of such excess.

“Financial Statements” shall mean the Annual Financial Statements and the Interim Financial Statements, collectively.

“GAAP” shall mean generally accepted accounting principles as employed in the United States, applied consistently with prior periods and with the Company’s historical practices and methods, provided that the Company’s historical practices and methods shall not be consistently applied to the extent they are not in accordance with GAAP.

“Governmental Authority” means any federal, state, county, local, foreign or other Governmental Authority or public agency, instrumentality, commission, authority, board or body.

“HSR Act” shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

“Indemnified Party” shall mean any Party seeking indemnification under Article VIII of this Agreement.

“Indemnifying Party” shall mean the Party from whom the indemnification is sought under Article VIII of this Agreement.

“Independent Accountants” means the Birmingham, Alabama office of KPMG LLP.

“Inventory” means all items of inventories of the Company or any Subsidiary, wherever located, at the Real Property, with third parties or otherwise, including, without limitation, all finished goods, work in process, raw materials and production supplies.

“Intellectual Property” means (i) registered and unregistered patents (including but not limited to continuations, continuations-in-part, divisions, renewals, reissues, and extensions thereof), inventions or discoveries (including but not limited to processes, machines, compositions of matter, formulas, techniques, concepts and ideas) whether patentable or not, (ii) moral rights and copyrights (whether registered or unregistered) in any work of authorship recognized by foreign or domestic Law, by statute or at common law or otherwise (including but not limited to databases and computer software, in source code and object code form), (iii) mask works, (iv) trademarks, service marks, logos, Internet domain names, trade names and trade dress, corporate names and all goodwill related thereto, (v) trade secrets, confidential information, know-how, formula compositions, manufacturing and production processes and techniques, research information, drawings, specifications, designs, plans and mask works, (vi) all other intellectual property rights protectable under any Laws or international conventions throughout the world, (vii) all improvements to or derivatives from any of the foregoing, and (viii) registrations and applications, reissuances, continuations, revisions, extensions and renewals for any of the foregoing, that are used in the Business and/or in any product or service that is used, owned, exploited, or planned to be used, owned or exploited by the Company or any Subsidiary.

“Interim Financial Statements” shall mean the unaudited, consolidated, interim monthly financial statements consisting of the balance sheet of the Company (prepared on a FIFO basis) as of July 31, 2005 and the related statement of income and statement of cash flow for the seven month period ended July 31, 2005.

“Knowledge of the Company” or “Company’s Knowledge” shall mean the actual knowledge of Roland Short, Bob Campbell, John Kidd, Ray Merrill, William Gable and Bart Carlisle.

“Law” shall mean any federal, state, local or other governmental law, codes, ordinances, reporting or licensing requirements, statutes, rules or regulations of any kind, and the rules and regulations promulgated thereunder.

“Lien” shall mean any lien, claim, mortgage, security interest, restriction, or other encumbrance of any type or nature whatsoever, except (i) liens for Taxes not yet due or which are being contested in good faith by appropriate proceedings as set forth in the Disclosure Schedule, (ii) municipal and zoning ordinances and easements for public utilities, none of which interfere with the use of Real Property as currently utilized, and (iii) defects in title and other charges or encumbrances on title, if any, that do not have a Material Adverse Effect.

“Losses” shall mean damages, liabilities, deficiencies, claims, actions, demands, judgments, interest, losses, or costs or expenses of whatever kind including reasonable attorneys’ fees; provided, however, that “Losses” shall not include loss of profits, punitive damages or other special or consequential damages and shall not be calculated by using a multiple of earnings, book value or other similar measure that may have been used in arriving at or that may be reflective of the Merger Price.

“Material Adverse Effect” shall mean a change, event, violation, inaccuracy or circumstance the effect of which is both material and adverse to the property, business, operations, assets (tangible and intangible) or financial condition of the Company and its Subsidiaries, taken as a whole; provided, that, “Material Adverse Effect” shall not include changes in business or economic conditions affecting the U.S. economy or the Company’s industry generally; changes in stock markets, credit markets, Tax rates or new Taxes, interest rates, exchange rates or other matters affecting the economy generally; the enactment or implementation of any new Law; the issuance of any orders, decrees, policies, consents or judgments of any regulatory authority or court; any act, omission or event to which Parent or Merger Sub has consented hereunder, or the execution and delivery of this Agreement (including any announcement relating to this Agreement or the fact that the Buying Group is acquiring the Company).

“Merger” shall mean the merger of Merger Sub with and into the Company described in Article II of this Agreement.

“Merger Price” shall mean the sum of Two Hundred Forty Million and 00/100 Dollars ($240,000,000).

“Ordinary Course of Business” whether or not such phrase is capitalized, shall mean an action taken by a Person if that action:  (i) is consistent in nature, scope and magnitude with the past practices of such Person and is taken in the ordinary course of the normal, day-to-day operations of such Person, and (ii) does not require authorization by the board of directors or stockholders of such Person (or by any Person or group or Persons exercising similar authority) and does not require any other separate or special authorization of any nature.

“Parties” shall mean, collectively, the Company, Parent, Merger Sub and any Company Securityholder who becomes a party to this Agreement.

“Per Share Escrow Amount” shall mean an amount equal to: (A) the aggregate amount distributed to the Stockholder Representative pursuant to the terms of the Escrow Agreement divided by (B) the sum of the aggregate number of shares of Common Stock issued and outstanding immediately prior to the Effective Time and the aggregate number of shares of Common Stock issuable under Options and Warrants outstanding immediately prior to the Effective Time.

“Per Share Cash and Working Capital Excess” shall mean an amount equal to: (A) the aggregate amount distributed to the Stockholder Representative pursuant to Section 2.8(g) divided by (B) the sum of the aggregate number of shares of Common Stock issued and outstanding immediately prior to the Effective Time and the aggregate number of shares of Common Stock issuable under Options and Warrants outstanding immediately prior to the Effective Time.

“Person” shall mean a natural person, corporation, limited liability company, trust, partnership, government entity, agency or branch or department thereof, or any other legal entity.

“Real Property” shall mean any real property owned or leased by the Company or any Subsidiary.

“Regulated Substances” means any material, substance, product or waste that is defined as hazardous or toxic under, or is regulated by, any Environmental Law.

“Stockholder Representative” shall mean the person appointed to that position as provided in Section 5.8(a) of this Agreement.

“Subsidiary” means a wholly owned subsidiary of the Company.

“Surviving Corporation” shall mean the Company as the survivor of the Merger.

“Tax” or “Taxes” shall mean any federal, state, county, local, or foreign taxes, charges, fees, levies, imposts, duties, or other assessments, including income, gross receipts, excise, employment, sales, use, transfer, recording license, payroll, franchise, severance, documentary, stamp, occupation, windfall profits, environmental, federal highway use, commercial rent, customs duties, capital stock, paid-up capital, profits, withholding, Social Security, single business and unemployment, disability, real property, personal property, registration, ad valorem, value added, alternative or add-on minimum, estimated, or other tax or governmental fee of any kind whatsoever, imposed or required to be withheld by the United States or any state, county, local or foreign government or subdivision or agency thereof, including any interest, penalties, and additions imposed thereon or with respect thereto, and including any liability for Taxes of another Person pursuant to a contract, as a transferee or successor, under Treasury Regulation Section 1.1502-6 or analogous state, local or foreign Law or otherwise.

“Tax Return” shall mean any report, return, information return, or other information required to be supplied to a Governmental Authority in connection with Taxes, including any return of an affiliated or combined or unitary group that includes a party or its subsidiaries.

“Third-Party Claim” shall mean a legal proceeding, action, claim or demand instituted by any third Person.

“Transaction Expenses” shall mean the amount representing all fees and expenses incurred by the Company or for which the Company is contractually obligated in connection with the Merger, this Agreement and the transactions contemplated by this Agreement, including the fees and expenses of counsel, investment bankers, brokers, accountants and other experts, any amounts due under the CGW Consulting Agreement and one-half (1/2) of the fees of the Escrow Agent under the Escrow Agreement.

“Other Terms” The following terms shall have the meaning set forth in the Sections of this Agreement listed on the following table:

Agreement

Term

Section No.

Acquisition Proposal

5.10

Benefit Plans

3.14(a)

Books and Records

3.21

Business

Recitals

Closing Balance Sheet

2.8(a)

Closing Date

2.2

Closing Schedule

2.8(a)

Company

Introduction

Consents

5.3

Constituent Corporations

Introduction

Cut-Off Date

8.1(a)

DGCL

2.1

Dissenting Stockholder

2.5(d)

Dissenting Shares

2.5(d)

Indebtedness for Borrowed Money

2.7(c)

Leased Real Property

3.17(a)

Material Contracts

3.12(a)

Merger Sub Common Stock

2.5(c)

Merger Sub

Introduction

Minimum Adjustment Amount

2.8(f)

Negotiation Period

8.4(b)

Option

2.6(a)

Owned Real Property

3.17(a)

Parent

Introduction

Per Share Merger Consideration

2.5(a)

Real Property Leases

3.17(f)

Stock Plan

2.6(a)

Superior Proposal

5.10

Surviving Corporation Common Stock

2.5(c)

Third Party

5.10

Threshold Amount

8.2(c)(i)

Warrant

2.6(a)

ARTICLE II
THE MERGER; CLOSING BALANCE SHEET

2.1

The Merger.  This Agreement provides for the merger of Merger Sub with and into the Company, whereby it is contemplated that each outstanding share of Merger Sub Common Stock will be converted into one share of common stock of the Surviving Corporation, and each outstanding share of the Common Stock will be converted into cash as provided in this Agreement.  On and subject to the terms and conditions of this Agreement, as of the Effective Time, Merger Sub will be merged with and into the Company, which shall continue to be governed by the Laws of the State of Delaware, and the separate existence of Merger Sub shall thereupon cease.  The Merger shall be pursuant to the provisions of, and shall be with the effect provided in, the Delaware General Corporation Law (“DGCL”).

2.2

The Closing.  The Closing shall take place on the third Business Day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the Parties will take at the Closing itself), but in no event later than October 31, 2005, or such other time and date as the Parties may mutually determine (the “Closing Date”).

2.3

Actions at Closing.  At the Closing, (i) the Company will deliver to Parent and Merger Sub the various certificates, instruments and documents referred to in Article VI of this Agreement, (ii) Parent and Merger Sub will deliver to the Company the various certificates, instruments and documents referred to in Article VII of this Agreement, (iii) the Certificate of Merger shall be executed and acknowledged by each of Merger Sub and the Company and filed with the Secretary of State of the State of Delaware, and (iv) Parent will cause Merger Sub to deliver the Merger Price (as adjusted pursuant to Section 2.7(b) hereof) to the Company Stockholders.

2.4

Effect of Merger.

(a)

General.  The Merger shall become effective at the Effective Time.  The Merger shall have the effect set forth in Section 259 of the DGCL.  At the Effective Time, the identity, existence, rights, privileges, powers, franchises, properties and assets of the Company shall continue unaffected and unimpaired by the Merger; the separate corporate existence of Merger Sub shall cease and the Surviving Corporation shall become the owner, without transfer, of all rights and property of the Constituent Corporations; and the Surviving Corporation shall be subject to all of the debts and liabilities of the Constituent Corporations as if the Surviving Corporation had itself incurred them.  The Surviving Corporation may, at any time after the Effective Time, take any action (including executing and delivering any document) in the name and on behalf of either the Company or Merger Sub in order to carry out and effectuate the transactions contemplated by this Agreement.

(b)

Certificate of Incorporation; Bylaws.  The Certificate of Incorporation and the Bylaws of the Company, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation and the Bylaws of the Surviving Corporation until amended in accordance with their respective terms and as provided by applicable Law.

(c)

Directors and Officers.  The directors and officers of Merger Sub shall become the directors and officers of the Surviving Corporation at and as of the Effective Time (retaining their respective positions and terms of office).

2.5

Conversion of Stock; Procedure for Payment.

(a)

Common Stock of the Company.  As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any Common Stock, the Company or Merger Sub, each share of Common Stock that is issued and outstanding immediately prior to the Effective Time (other than (i) Dissenting Shares, and (ii) those shares of Common Stock to be canceled pursuant to Section 2.5(b)) shall be canceled and extinguished and converted into the right to receive in cash an amount equal to (i) the Common Stock Price, plus (ii) the right to  receive the Per Share Escrow Amount, if any, when distributed, plus (iii) the Per Share Cash and Working Capital Excess, if any, and less any applicable withholding of taxes (such amount hereinafter referred to as the “Per Share Merger Consideration”).  All such Common Stock, when so converted, shall no longer be outstanding and shall automatically be canceled and each holder of a certificate or certificates representing any such Common Stock shall cease to have any rights with respect thereto, except the right to receive the consideration specified in the preceding sentence.

(b)

Cancellation of Certain Common Stock.  As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any Common Stock, the Company or Merger Sub, each share of Common Stock that is owned by the Company or any wholly owned subsidiary as treasury stock or otherwise or owned by Merger Sub shall automatically be canceled and shall cease to exist, and no cash or other consideration shall be delivered or deliverable in exchange therefor.

(c)

Capital Stock of Merger Sub.  As of the Effective Time, each share of common stock, par value $0.001 per share, of Merger Sub (“Merger Sub Common Stock”) issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder of Merger Sub Common Stock, the Company or Merger Sub, be converted into one validly issued, fully paid and non-assessable share of common stock, par value $.01 per share, of the Surviving Corporation (“Surviving Corporation Common Stock”).  Each certificate that, immediately prior to the Effective Time, represented issued and outstanding shares of Merger Sub Common Stock shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent the shares of the Surviving Corporation capital stock into which such shares have been converted pursuant to the terms hereof; provided, however, that the record holder thereof shall receive, upon surrender of any such certificate, a certificate representing the shares of Surviving Corporation Common Stock into which the shares of Merger Sub Common Stock formerly represented thereby shall have been converted pursuant to the terms hereof.

(d)

Dissenting Shares.  Notwithstanding anything in this Agreement to the contrary, any Common Stock issued and outstanding immediately prior to the Effective Time and held by a holder (a “Dissenting Stockholder”) who timely delivers to the Company such holder’s notice of intent to demand payment for such holder’s shares if the Merger is effected, thereafter does not vote in favor of the Merger or consent thereto in writing and who otherwise properly demands appraisal for such Common Stock in accordance with the DGCL (“Dissenting Shares”) shall not be converted into a right to receive the Per Share Merger Consideration at the Effective Time in accordance with Section 2.5(a) hereof, but shall represent and become the right to receive such consideration as may be determined to be due to such Dissenting Stockholder pursuant to the Laws of the State of Delaware, unless and until such holder fails to perfect or withdraws or never had or otherwise loses such holder’s right to appraisal and payment under the DGCL.  If, after the Effective Time, such holder fails to perfect or withdraws or otherwise never had or loses such holder’s right to appraisal, such former Dissenting Shares held by such holder shall be treated as if they had been converted as of the Effective Time into a right to receive, upon surrender as provided above, the Per Share Merger Consideration in accordance with Section 2.5(a).  The Company shall give Parent prompt notice of any demands received by the Company for appraisal of Common Stock, withdrawals of such demands and any other instruments served pursuant to the DGCL and received by the Company, and Merger Sub shall have the right to direct all negotiations and proceedings with respect to such demands.  The Company shall not make any payment with respect to, or settle or offer to settle, any such demands, except with the prior written consent of Merger Sub, such consent not to be unreasonably withheld or delayed.

2.6

Warrants; Options; Stock Plans.

(a)

For purposes of this Agreement, the term “Option” means each outstanding unexercised option to purchase Common Stock, whether or not then vested or fully exercisable, granted on or prior to the date hereof to any current or former employee or director of the Company or any Subsidiary or any other person, whether under any stock option plan or otherwise (including, without limitation, under the Alabama Metal Industries Corporation 1996 Stock Incentive Plan, as amended (the “Stock Plan”).  For purposes of this Agreement, the term “Warrant” means each outstanding unexercised warrant to purchase Common Stock granted on or prior to the date hereof.

(b)

The Company shall take all actions necessary so that (i) immediately prior to the Effective Time, each outstanding Option granted under the Stock Plan and Warrant held by those holders of record listed in Section 3.2 of the Disclosure Schedule under the heading “Options and Warrants” shall become immediately vested and exercisable in full and (ii) at the Effective Time, all Options and Warrants shall be canceled, in each case, in accordance with and pursuant to the terms of the Stock Plan or warrant agreement under which such Options and Warrants were granted as applicable.  In consideration of such cancellation, each holder of an Option or Warrant canceled in accordance with this Section 2.6 will be entitled to receive in settlement of such Option or Warrant (i) immediately following the Effective Time, a cash payment, subject to any required withholding of taxes, equal to the product of (A)  the total number of shares of Common Stock otherwise issuable upon exercise of such Option or Warrant and (B)  (I) the Common Stock Price less (II) the applicable exercise price per share of Common Stock otherwise issuable upon exercise of such Option or Warrant, (ii) if and when distributed, an amount equal to the product of (A) the sum of the Per Share Cash and Working Capital Excess, if any, and (B) the total number of Shares of Common Stock otherwise issuable upon exercise of such Option or Warrant immediately prior to the Effective Time and (iii) if and when distributed, an amount equal to the product of (A) the Per Share Escrow Amount and (B) the total number of shares of Common Stock otherwise issuable upon exercise of such Option or Warrant immediately prior to the Effective Time.

(c)

Prior to the Effective Time, the Company shall take all actions (including, if appropriate, amending or waiving the terms of the relevant Stock Plan or agreements providing for vesting conditions on Common Stock, Warrants or Options therefor) that are necessary to give effect to the transactions contemplated by this Section 2.6.

(d)

Except as otherwise provided herein or agreed to in writing by Merger Sub and the Company, the Stock Plan shall terminate effective as of the Effective Time and no participant in the Stock Plan shall thereafter be granted any rights thereunder to acquire any equity securities of the Company, the Surviving Corporation, or any subsidiary of any of the foregoing.

2.7

Payments.

(a)

Deposit with Escrow Agent.  At Closing, Parent and Merger Sub shall deposit with the Escrow Agent by wire transfer of immediately available funds, the Escrow Deposit, to be held by the Escrow Agent in accordance with Section 8.2 of this Agreement and the Escrow Agreement.  The Escrow Deposit shall not constitute part of the consideration received by the Company Securityholders in respect of their Common Stock unless and until received by the Common Securityholders, and until so received shall be deemed to be consideration that is contingent.

(b)

Payment for Shares.

(i)

Upon surrender to the Surviving Corporation by each Company Stockholder of a certificate that immediately prior to the Effective Time represented Common Stock (other than Dissenting Shares or Common Stock to be canceled pursuant to Section  2.5(b)), the holder of such certificate shall be entitled to promptly receive in exchange therefor, cash in an amount equal to the product of (i) the number of shares of Common Stock formerly represented by such certificate and (ii) the Common Stock Price, which amounts shall be paid by the Surviving Corporation by check or wire transfer in accordance with the instructions provided by such holder.  No interest or dividends will be paid or accrued on the consideration payable upon the surrender of any certificate.  If the consideration provided for herein is to be delivered in the name of a person other than the person in whose name the certificate surrendered is registered, it shall be a condition of such delivery that the certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such delivery shall pay any transfer or other taxes required by reason of such delivery to a person other than the registered holder of the certificate, or that such person shall establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable.  Until surrendered in accordance with the provisions of this Section 2.7(b)(i), each certificate (other than certificates representing Dissenting Shares or Common Stock to be canceled pursuant to Section 2.5(b)) shall represent, for all purposes, in the case of certificates representing Common Stock (other than Common Stock to be canceled pursuant to Section 2.5(b)), only the right to receive the Per Share Merger Consideration.

(ii)

After the Effective Time, there shall be no transfers on the stock transfer books of the Surviving Corporation of any shares of Common Stock that were outstanding immediately prior to the Effective Time.  If, after the Effective Time, certificates are presented to the Surviving Corporation, they shall be canceled and exchanged as provided in this Article II.

(iii)

In the event any certificate shall have been lost, stolen or destroyed, upon the making of an affidavit (in form and substance reasonably acceptable to the Surviving Corporation) of that fact by the Person (who shall be the record owner of such certificate) claiming such certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond in such amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such certificate, the Surviving Corporation will issue in exchange for such lost, stolen or destroyed certificate the Per Share Merger Consideration deliverable in respect thereof pursuant to this Agreement.

(iv)

The Surviving Corporation shall be entitled to deduct and withhold from the consideration otherwise payable to any Company Securityholder pursuant to this Agreement such amounts as may be required to be deducted or withheld with respect to the making of such payment under the Code, or any applicable provision of state, local or foreign Tax Law.  To the extent that amounts are so deducted or withheld and paid over to the appropriate taxing authority by the Surviving Corporation, such amounts shall be treated for all purposes of this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

(c)

Transaction Expenses; Repayment of Indebtedness.  From the date hereof through the Closing, the Company shall be entitled to utilize any and all available cash of the Company (i) to pay the Transaction Expenses and (ii) to repay outstanding indebtedness (including accrued interest thereon and any prepayment penalties) owed by the Company for borrowed money, including amounts owed on capitalized leases (the “Indebtedness for Borrowed Money”).  On the second Business Day prior to Closing, the Company shall deliver to the Buying Group a schedule setting forth all unpaid Transaction Expenses and unpaid Indebtedness for Borrowed Money, and at Closing, the Company shall pay, as a portion of the Merger Price, all then unpaid Transaction Expenses and all then unpaid Indebtedness for Borrowed Money.  Parent and Merger Sub shall provide the Company with the funds necessary to make such payments.

2.8

Post-Closing Merger Price Adjustment.  The Merger Price shall be subject to adjustment after the Closing in accordance with the following procedure:

(a)

Within sixty (60) days after the Closing Date, the Parent will prepare and deliver (i) a proposed balance sheet of the Company as of the Closing Date but prior to the consummation of the transactions provided for herein (the “Closing Balance Sheet”) and (ii) a schedule showing the amount of the Acquired Working Capital, the Closing Date Excess Cash Amount and any adjustments to the Merger Price to be made pursuant to Section 2.8(f) or 2.8(g) (the “Closing Schedule”) to the Stockholder Representative.  The proposed Closing Balance Sheet shall be prepared in accordance with GAAP and in a manner consistent with the preparation of the Interim Financial Statements.

(b)

The proposed Closing Balance Sheet and Closing Schedule shall be final and binding on the parties unless, within thirty (30) days after the Stockholder Representative’s receipt of the proposed Closing Balance Sheet and Closing Schedule, the Stockholder Representative shall have delivered to the Parent a detailed statement describing all of his objections to the proposed Closing Balance Sheet or Closing Schedule.  The Parent and the Stockholder Representative will use their reasonable best efforts to resolve any such objections.  If final resolution is not obtained within fifteen (15) days after the Parent has received such statement of objections, each of the Parent and the Stockholder Representative shall refer the matters in dispute to the Independent Accountants for arbitration.  Promptly following such referral, the Parent and the Stockholder Representative shall mutually agree upon the procedures to be followed by the Independent Accountants in resolving such disputes.  Following such referral, no further disputes or disagreements with respect to the Closing Balance Sheet or Closing Schedule may be raised by the Parent or the Stockholder Representative with Independent Accountants.  The Independent Accountants shall decide all of such matters in dispute, and their determinations shall be final, conclusive and binding on the Parent and the Stockholder Representative with respect to the matters in dispute.

(c)

The Parent will revise the proposed Closing Balance Sheet and Closing Schedule as appropriate to reflect the resolution of the objections of the Stockholder Representative (as agreed by the parties or as directed by the Independent Accountants) and deliver it to the Stockholder Representative within twenty (20) days after the final resolution of such objections.  Such revised statement (or, if no objections are made or no revisions are required, the proposed Closing Balance Sheet and Closing Schedule) shall constitute the Closing Balance Sheet and Closing Schedule.

(d)

If any unresolved objections are submitted to the Independent Accountants for resolution as provided above, the fees and disbursements of the Independent Accountants shall be borne equally, one-half (1/2) by the Parent and one-half (1/2) shall be paid from the Escrow Deposit.

(e)

The Parent will make the work papers and other information used in preparing the proposed Closing Balance Sheet and Closing Schedule available to the Stockholder Representative at reasonable times and upon reasonable notice.

(f)

If the Acquired Working Capital reflected in the Closing Schedule, as finally determined, is less than the Established Working Capital by more than One Million and 00/100 Dollars (the “Minimum Adjustment Amount”), the Merger Price shall be reduced on a dollar-for-dollar basis by such difference to the extent that such difference exceeds the Minimum Adjustment Amount.  If the Closing Date Excess Cash Amount reflected in the Closing Schedule, as finally determined, is less than the Estimated Excess Cash Amount, the Merger Price shall be reduced on a dollar-for-dollar basis.  The amount of any reduction in the Merger Price shall be paid from the Escrow Deposit to the Parent within ten (10) days following the determination of the amount thereof, by wire transfer of same day funds credited to the account of the Parent as provided by the Parent to the Escrow Agent in writing.  Any payment pursuant to this Section 2.8(f) shall be accompanied by accrued interest from the Closing Date to the date of payment at an annual rate of interest equal to the prime rate of interest as published in the Wall Street Journal from time to time from the Closing Date to the date of such payment.

(g)

If the Acquired Working Capital reflected in the Closing Schedule, as finally determined, exceeds the Established Working Capital by more than the Minimum Adjustment Amount, the Merger Price shall be increased on a dollar-for-dollar basis by such difference to the extent that such difference exceeds the Minimum Adjustment Amount.  If the Closing Date Excess Cash Amount reflected in the Closing Schedule, as finally determined, exceeds the Estimated Excess Cash Amount, the Merger Price shall be increased on a dollar-for-dollar basis by such difference.  The amount of any increase in the Merger Price shall be paid by the Parent to the Stockholder Representative, for distribution to the Company Securityholders as hereinafter provided, within ten (10) days following the determination of the amount thereof, by wire transfer of same day funds.  Any payment pursuant to this Section 2.8(g) shall be accompanied by accrued interest from the Closing Date to the date of payment at an annual rate of interest equal to the prime rate of interest as published in the Wall Street Journal from time to time from the Closing Date to the date of such payment.

(h)

Upon receipt of any payments as provided in subparagraph (g) above, the Stockholder Representative shall distribute to the Company Securityholders their respective portion of such payments based on the percentages set forth opposite each Company Securityholder’s name on Section 3.2 of the Disclosure Schedule.  Upon payment by the Company of any amounts due to the Company Securityholders under this Section 2.8 to the Stockholder Representative, the Company shall have no further liability to the Company Securityholders for the payment of such amounts.  Such payment shall be made by wire transfer to the account which the Company Securityholder has designated in writing to the Stockholder Representative.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

All representations and warranties of the Company are made subject to the exceptions that are noted on the Disclosure Schedule, as supplemented from time to time by the Company hereafter and prior to the Closing Date in accordance with the terms hereof.  Subject to the foregoing, the Company hereby represents and warrants to Parent and Merger Sub as follows:

3.1

Organization and Authority.

(a)

The Company is a corporation validly existing and in good standing under the Laws of the State of Delaware.  Section 3.1 of the Disclosure Schedule lists all subsidiaries of the Company.  Each Subsidiary of the Company is a corporation validly existing and in good standing under the laws of its jurisdiction of incorporation which is set forth in Section 3.1 of the Disclosure Schedule, except where the failure to be so validly existing and in active status would not have a Material Adverse Effect.  The Company and each Subsidiary is duly qualified to conduct business as a foreign corporation, and is in good standing, in each jurisdiction wherein the character of the properties owned or leased by it, or the nature of its business, makes such qualification necessary except where the failure to be so qualified would not have a Material Adverse Effect.  Any states or other jurisdictions other than Delaware in which the Company or any Subsidiary is qualified to do business are listed in Section 3.1 of the Disclosure Schedule.

(b)

The Company and each of the Subsidiaries has all requisite corporate power and authority to own, operate and lease its properties and to carry on the Business as and where such is now being conducted.

3.2

Capitalization.

(a)

Section 3.2 of the Disclosure Schedule sets forth: (i) the authorized capital stock of the Company and the name and authorized capital stock of each of the Subsidiaries; (ii) the names of the Company Stockholders; (iii) the number of shares of capital stock of the Company owned by each Company Stockholder; and (iv) the number of shares of Common Stock issuable upon exercise of outstanding Options and Warrants (both vested and unvested).  All of the outstanding shares of the Common Stock have been duly authorized and validly issued, and are fully paid and nonassessable.  Except as otherwise described in Section 3.2 of the Disclosure Schedule, the outstanding shares of Common Stock are owned by the Company Stockholders free and clear of all Liens.  Except for this Agreement and as set forth in the Disclosure Schedule, no shares of capital stock of, or other ownership interest in, the Company are reserved for issuance and there are no outstanding Options, Warrants, rights, conversion rights, or rights of first refusal or offer, subscriptions, claims of any character, agreements or understandings relating to the capital stock of the Company pursuant to which the Company is or may become obligated to issue or exchange any shares of its capital stock or any person has any right to acquire an interest in any capital stock of the Company.  Section 3.2 of the Disclosure Schedule sets forth the holders of record of all outstanding Options granted under the Stock Plan and unexercised Warrants issued by the Company.  To the Company’s Knowledge, none of the Common Stock is subject to any voting trust, proxy or other contract, agreement, arrangement, commitment or understanding relating thereto.

(b)

Except as set forth in Section 3.2 of the Disclosure Schedule, the Company owns all of the issued and outstanding shares of the capital stock of each Subsidiary, free and clear of all Liens. Except for this Agreement and as set forth in the Disclosure Schedule, no shares of capital stock of, or other ownership interest in, any Subsidiary are reserved for issuance and there are no outstanding options, warrants, rights, conversion rights, or rights of first refusal or offer, subscriptions, claims of any character, agreements or understandings relating to the capital stock of any Subsidiary pursuant to which the Subsidiary is or may become obligated to issue or exchange any shares of its capital stock or any person has any right to acquire an interest in any capital stock of the Subsidiary.

(c)

The Company (i) does not have any subsidiaries except the Subsidiaries set forth in Section 3.1 of the Disclosure Schedule, (ii) does not directly or indirectly, own or hold the right to acquire any shares of stock or any other security or interest in any other Person and (iii) is not subject to any obligation to provide funds to or make any investment (in the form of loans, capital contributions or otherwise) to or in any Person.

3.3

Authority; Validity.  The execution and delivery of this Agreement and the other documents and instruments to be executed and delivered by the Company pursuant hereto and the consummation by the Company of the transactions contemplated hereby and thereby have been duly authorized by the Company Stockholders and the Board of Directors of the Company.  No act or proceeding on the part of the Company or the  Company Stockholders is necessary to authorize this Agreement or the other documents and instruments to be executed and delivered by the Company pursuant hereto or the consummation by the Company of the transactions contemplated hereby and thereby.  This Agreement constitutes, and when executed and delivered, the other documents and instruments to be executed and delivered by the Company pursuant hereto will constitute, valid and binding agreements of the Company, enforceable against the Company in accordance with their respective terms, except as such may be limited by bankruptcy, insolvency, reorganization or other Laws affecting creditors’ rights generally, and by general equitable principles.

3.4

No Violation.  Except as set forth in Section 3.4 of the Disclosure Schedule, the execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby will not with or without the giving of notice or the passage of time or both (a) cause a breach or violation of or default under any provision of (i) its Certificate of Incorporation or Bylaws; (ii) any Material Contract to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary may be bound; (iii) any decree, order, injunction or other decision of any court, arbitrator or Governmental Authority to which the Company or any Subsidiary is subject and except in the case of clauses (ii) and (iii) for those breaches, violations or defaults that would not have, individually or in the aggregate, a Material Adverse Effect; or (b) result in the creation of any Lien upon the Common Stock or the assets of the Company.

3.5

Governmental Party Consents.  Except for the expiration of the applicable waiting period under the HSR Act, no approval, authorization, notice, consent or other action by or filing with any Governmental Authority is required for the Company’s execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

3.6

Financial Statements.  Section 3.6 of the Disclosure Schedule contains  complete and accurate copies of the Financial Statements.  All of such Financial Statements (a) have been prepared in accordance with the Books and Records regularly maintained by the Company, (b) fairly present the financial condition and results of operations of the Company, (c) were prepared in accordance with GAAP, subject, in the case of the Interim Financial Statements, to normal year-end and audit adjustments and any other adjustments described therein and to the absence of footnotes thereto and (d) have been prepared using a FIFO basis for Inventory accounting in the case of the Interim Financial Statements and using a LIFO basis for Inventory accounting in the case of the Annual Financial Statements.  Neither the Company nor any Subsidiary has any liabilities that are not fully and adequately accrued or reserved against in accordance with GAAP, other than liabilities incurred in the Ordinary Course of Business since the date of the Interim Financial Statements, none of which, either individually or in the aggregate, are material in amount.  To the Company’s Knowledge, it has not used any improper accounting practice that would have the effect of not reflecting or incorrectly reflecting in the Financial Statements or the Books and Records of the Company or any Subsidiary, any properties, assets, liabilities, revenues or expenses.  Except as disclosed on Section 3.6 of the Disclosure Schedule, the Financial Statements do not contain any items of extra-ordinary or nonrecurring income, or other income not earned in the Ordinary Course of Business, individually in excess of $50,000 and in the aggregate in excess of $150,000. The Books and Records of the Company and each Subsidiary accurately and fairly reflect, in reasonable detail, the transactions, assets and liabilities of the Company and each Subsidiary.

3.7

Tax Matters.

(a)

The Company and each Subsidiary has filed all Tax Returns required to be filed by it on a timely basis (or filed valid extensions with respect to such Tax Return) and all such returns are complete and accurate and in compliance with applicable law in all material respects.  The Company and each Subsidiary have paid all Taxes due and owing by it (whether or not such Taxes are required to be shown on a Tax Return), or in the case of Taxes not yet due, fully provided for such Taxes in the Financial Statements in accordance with GAAP or, in the case of Taxes accruing after the date of the Financial Statements in accordance with GAAP, on its Books and Records, and has withheld and paid over to the appropriate taxing authority all Taxes which it is required to withhold from amounts paid or owing to any Company Employee, equity holder, creditor or other third party.  Except as set forth in Section 3.7 of the Disclosure Schedule, no Tax Return filed by the Company or any Subsidiary has been audited by any Governmental Authority and no written notice indicating an intent to open an audit has been received by the Company or any Subsidiary from any foreign, federal, state or local taxing authority.  Except as set forth in Section 3.7 of the Disclosure Schedule, in the last five (5) years no claim has been made by an authority in a jurisdiction where the Company or any Subsidiary has transacted business or owned or used property and has not and does not file Tax Returns that it is or may be subject to taxation by that jurisdiction.  Neither the nature of the Company’s or any Subsidiary’s Business nor the ownership or use of its properties requires the Company or any Subsidiary to file Tax Returns in any jurisdiction where it does not currently file such returns.

(b)

Except as set forth in Section 3.7 of the Disclosure Schedule, neither the Company nor any Subsidiary has, in the last five (5) years, received from the Internal Revenue Service or any state or local Taxing authority any written notice of underpayment of Taxes, notice of deficiency or assessment of additional Taxes which has not been paid, and there is no dispute or claim concerning any Tax liability of the Company or any Subsidiary either (i) claimed or raised by any Taxing authority in writing to the Company or any Subsidiary or (ii) as to which the Company has Knowledge.  Neither the Company nor any Subsidiary has entered into an agreement or granted any waiver extending the statute of limitations with respect to any Tax Return or Tax.  Except as set forth in Section 3.7 of the Disclosure Schedule, neither the Company nor any Subsidiary is currently the beneficiary of any extension of time within which to file any Tax Return.  There is no pending audit by the Internal Revenue Service or any state or local Taxing authority with respect to any Tax Return.

(c)

Neither the Company nor any Subsidiary has granted a power of attorney with respect to any Tax matter.

(d)

Except as set forth in Section 3.7 of the Disclosure Schedule, neither the Company nor any Subsidiary have been a member of an affiliated group (within the meaning of Section 1504(a) of the Code) filing a consolidated federal income Tax Return.

(e)

Neither the Company nor any Subsidiary is a party to any Tax allocation or Tax sharing agreement.

(f)

Neither the Company nor any Subsidiary has made any payments, is not obligated to make any payments nor is a party to an agreement that would obligate it to make any payments that would not be deductible under Section 280G of the Code.

(g)

Neither the Company nor any Subsidiary will be required:

(i)

as a result of a change in method of accounting for any taxable period ending on or prior to the Closing Date, to include any adjustment in taxable income for any taxable period after the Closing Date (or any portion thereof); or

(ii)

as a result of any “closing agreement,” as described in Section 7121 of the Code (or any corresponding provisions of state, local or foreign income tax law) entered into prior to the Effective Time, to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date.

3.8

Absence of Certain Changes.  Except as set forth in Section 3.8 of the Disclosure Schedule, since December 31, 2004, neither the Company nor any of its Subsidiaries have: (a) experienced any change in the Business, financial position or results of operations of the Company or any Subsidiary that individually or in the aggregate has had or could reasonably be expected to have a Material Adverse Effect; (b) made any declaration, payment or setting aside of the payment of any dividend or distribution in respect of the Common Stock other than as set forth in Section 3.8 of the Disclosure Schedule or any redemption, purchase or other acquisition of any Common Stock; (c) permitted, allowed or suffered any of its properties or assets (real, personal or mixed, tangible or intangible) to be subjected to any Lien; (d) written down or written up the value of any Inventory, except for writedowns and writeups in the Ordinary Course of Business consistent with past practice; (e) canceled any debts or waived any claims or rights in excess of $25,000 individually or $100,000 in the aggregate; (f) made any material capital expenditure or commitment for additions to property, plant, equipment, intangible or capital assets or for any other purpose, other than in the Ordinary Course of Business or for emergency repairs or replacement; (g) incurred or assumed any Indebtedness for Borrowed Money, except for borrowings under the Company’s revolving credit facility; (h) except for salaries and benefits paid or provided in the Ordinary Course of Business, paid, loaned, distributed, or advanced any amounts to, sold, transferred or leased any properties or assets to, purchased, leased, licensed or otherwise acquired any properties or assets from, or entered into any other agreement or arrangement with any Company Stockholder or affiliate of a Company Stockholder, except as set forth in Section 3.8 of the Disclosure Schedule; (i) granted or incurred any obligation for any increase in the compensation or benefits of any officer or employee of the Company or any Subsidiary (including any increase pursuant to any bonus, pension, profit-sharing, retirement or other plan or commitment or severance arrangement) except for raises to employees in the Ordinary Course of Business consistent with past practice; (j) made any material change in any method of accounting or accounting principle, practice or policy or its accounts payable practices or policies, or in its manner of keeping its Books and Records; (k) suffered any casualty or loss or damage in excess of $75,000 in the aggregate (whether or not insured against); or (l) taken any other material action that is not in the Ordinary Course of Business and consistent with past practice or as provided for in this Agreement (m) amended its Certificate of Incorporation or Bylaws, or merged with or into or consolidated with any other Person, subdivided or in any way reclassified any shares of its capital stock or changed or agreed to change in any manner the rights of its outstanding capital stock, or the character of its business; (n) entered into, renegotiated or amended any employment agreement or collective bargaining agreement or adopted, entered into, amended or terminated any Benefit Plan; (o) other than in the Ordinary Course of Business made any material change in the manner in which its business is conducted, including, without limitation, changes in the manner in which Inventory purchases are made, changes in manufacturing methods and changes in sales and marketing policies; (p) changed any of its product warranties or return policies or other material business policies; (q) made any payment or commitment to pay any severance or termination pay to any of its officers, directors, employees, consultants, agents or other representatives, other than payments or commitments to employees made in the Ordinary Course of Business; (r) made any material acquisition of all or any part of the assets, properties, capital stock or business of any other Person; (s) sold, leased, assigned, transferred (including, without limitation, transfers to any Company Stockholder, or to the Company’s or any Subsidiary’s directors, officers or employees) or permitted to lapse any tangible or intangible assets, except in the Ordinary Course of Business; (t) made or entered into any commitment or transaction, or amended or terminated any contract or material right thereunder, other than in the Ordinary Course of Business; or (u) agreed to take any action, taken any action or omitted to take any action that would result in the occurrence of any of the foregoing.

3.9

Assets.

(a)

Except as set forth in Section 3.9 of the Disclosure Schedule, the Company and each Subsidiary has good and marketable title to all of its assets and properties free and clear of all Liens.

(b)

All of the Company’s and each Subsidiary’s tangible personal property, taken as a whole, and each individual material asset is in good operating condition and repair, subject to normal wear and tear, and is usable in the Ordinary Course of Business, as the case may be.

(c)

The assets included in the Financial Statements comprise all of the material assets, properties and rights of every type and description used by the Company and each Subsidiary in, and necessary to, the conduct of the Business as presently conducted.

(d)

Section 3.9 of the Disclosure Schedule sets forth a list and description of all machinery, equipment, vehicles, structures, fixtures and other tangible personal property material to the business of the Company and its Subsidiaries which is treated by the Company or its Subsidiaries as depreciable property not normally sold or disposed of in the Ordinary Course of Business.

3.10

Litigation.  There is no Action (whether or not the defense thereof or liabilities in respect thereof are covered by insurance), pending or to the Company’s Knowledge threatened against the Company, any Subsidiary or any or any of their respective properties, assets, operations or business which seeks to prevent the consummation of the transactions contemplated by this Agreement or could reasonably be expected to have a Material Adverse Effect.  To the Company’s Knowledge no investigation of the Company or any Subsidiary, or their respective businesses is pending or threatened by any Governmental Authority.

3.11

Compliance With Laws.

(a)

Compliance.  The Company and each Subsidiary is in compliance with all applicable Laws except where non-compliance would not have a Material Adverse Effect.  Neither the Company nor any Subsidiary is subject to any judgment, decree or order issued by any Governmental Authority which, individually or in the aggregate, has had or may reasonably be expected to result in a Material Adverse Effect.  No notice of any Action has been issued and served upon or delivered to the Company or any Subsidiary by any Governmental Authority with respect to any alleged violation by the Company or any Subsidiary of any Law, and to the Knowledge of the Company, no such Action is threatened.

(b)

Licenses and Permits.  The Company and each Subsidiary have all material governmental licenses, permits, approvals, authorizations and consents and all certifications required for the conduct of the Business (as presently conducted) and operation of the facilities used in the Business.  All such licenses, permits, approvals, authorizations, consents and certifications are in full force and effect.  The Company and each Subsidiary is and has been in compliance with all such permits, licenses, approvals, authorizations, consents and certifications, except to the extent that noncompliance would not have a Material Adverse Effect.  No proceeding is pending, or to the Knowledge of the Company, threatened seeking the revocation or limitations or any of the licenses and permits set forth in the Disclosure Schedule.

3.12

Material Contracts and Commitments.

(a)

Section 3.12 of the Disclosure Schedule sets forth a complete list, indicating the parties thereto, of each executory contract and lease to which the Company or any Subsidiary is a party (the “Material Contracts”) that constitutes:

(i)

a lease of personal property involving annual consideration in excess of $25,000;

(ii)

a Real Property Lease;

(iii)

an agreement involving payment or other obligations of more than $50,000 in the aggregate that is not cancelable with less than twelve (12) months’ notice;

(iv)

a labor union contract;

(v)

a loan agreement, promissory note, letter of credit, or other evidence of indebtedness (other than advances to Company Employees in the Ordinary Course of Business) whether as a signatory, guarantor or otherwise;

(vi)

an agreement not to compete in any business or geographic area;

(vii)

a material agreement with a Company Stockholder or officer or director of the Company or any Subsidiary;

(viii)

an agreement with any Company Employee or consultant, independent contractor, providing for annual compensation, or other payment, in excess of $100,000;

(ix)

a joint venture or similar agreement;

(x)

a power of attorney or proxy;

(xi)

a license to use Licensed Intellectual Property (other than “shrink-wrap” software licenses) or a license granting any Person to use Intellectual Property of the Company or any of the Subsidiaries;

(xii)

any contract guaranteeing the payment or performance of the obligations of any Person;

(xiii)

any other agreement which was not entered into in the Ordinary Course of Business and which is material to the Company or any Subsidiary.

(b)

The Company has made available to Parent true, correct and complete copies of the Material Contracts.

(c)

All of the Material Contracts are valid, binding and enforceable obligations of the Company or the Subsidiary that is a party thereto and, to the Company’s Knowledge, the other parties thereto.  Neither the Company, any Subsidiary, nor, to the Company’s Knowledge, any other party is in breach or violation of, or default under, any provision of any Material Contract except for a breach, violation or default that would not have a Material Adverse Effect.  To the Company’s Knowledge, no event which, with notice of passage of time, or both, would constitute a material default, exists under any of the Material Contracts.  Neither the Company, any Subsidiary, nor to the Company’s Knowledge any other party has repudiated or waived any material provision of any Material Contract.  To the Company’s Knowledge, assuming that the consents set forth in Section 3.12 of the Disclosure Schedule have been obtained, no circumstances exist that would give rise to a right of rescission, termination, revision or amendment of any Material Contract by any party thereto as a result of any of the transactions contemplated by this Agreement.

(d)

Neither the Company nor any Subsidiary has received any written notice that any Person intends to cancel any of the Material Contracts, and to the Company’s Knowledge no such cancellation is threatened.

(e)

All discounts, allowances, volume rebates or similar reductions in price, or “most favored customer” status or other price concession granted by the Company or any Subsidiary to any customer (i) with respect to sales generated on or before July 31, 2005, have been reflected in the Financial Statements and (ii) with respect to sales generated after July 31, 2005 will be reflected in the Closing Balance Sheet.  Neither the Company nor any Subsidiary is a party to any agreement with a term greater than one (1) year guaranteeing the price of any of its products.

3.13

Labor Matters.  Except as set forth in Section 3.13 of the Disclosure Schedule, neither the Company nor any Subsidiary is a party to any written labor agreement with any labor union with respect to the employees of the Company or any Subsidiary.  In the last five years, neither the Company nor any Subsidiary has experienced any work stoppage due to labor disagreements, labor strikes, requests for representation or lockout.  Except to the extent set forth in Section 3.13 of the Disclosure Schedule, (a) the Company and each Subsidiary is in compliance with all applicable Laws regarding employment practices, terms and conditions of employment, and wages and hours, except for any noncompliance that would not have a Material Adverse Effect; (b) there is no unfair labor practice charge or complaint against the Company or any Subsidiary pending before the National Labor Relations Board or any similar Governmental Authority and to the Company’s Knowledge, none is threatened; and (c) there are no administrative charges or court complaints pending against the Company or any Subsidiary concerning alleged employment discrimination or other employment related matters pending or, to the Knowledge of the Company, threatened before the U.S. Equal Employment Opportunity Commission or any other Governmental Authority.  Neither the Company nor any Subsidiary has received any written notice of the intention of any federal, state, local or foreign agency responsible for the enforcement of labor or employment laws to conduct any investigation of the Company or any Subsidiary or relating to the Company or any Subsidiary and to the Knowledge of the Company, no such investigation is threatened.

3.14

Employee Benefit Plans.

(a)

Section 3.14 of the Disclosure Schedule sets forth a correct and complete list of all pension, retirement, profit sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus or other incentive plan, all other written employee programs, arrangements or agreements, all medical, vision, dental or other health plans, all life insurance plans, and all other employee benefit plans or fringe benefit plans, including “employee benefit plans” as that term is defined in Section 3(3) of ERISA, currently providing benefits to any of the current employees of the Company, any Subsidiary and/or their dependents; each plan, fund or program constituting an “employee welfare plan” which is in effect for employees of the Company or any Subsidiary within the meaning of Section 3(1) of ERISA, including, without limitation, basic and supplemental life insurance, health insurance (including medical, dental and hospitalization), accidental death and dismemberment insurance, business travel and accident insurance, short and long term disability insurance programs; and each “employee pension benefit plan” within the meaning of Section 3(2) of ERISA, including, without limitation, pension, profit sharing, and 401(k) retirement plans which is maintained, assumed or contributed to by the Company or any Subsidiary (collectively, the “Benefit Plans”).

(b)

All the Benefit Plans and the related trusts subject to ERISA comply in all material respects with and have been administered in substantial compliance with, (i) the provisions of ERISA, (ii) all provisions of the Code relating to qualification and tax exemption under Code Sections 401(a) and 501(a), and (iii) all other applicable Laws, and neither the Company nor any Subsidiary has received any written notice from any Governmental Authority questioning or challenging such compliance.  To the Knowledge of the Company, all Persons who participate in the operation of the Benefit Plans and all Benefit Plan fiduciaries (within the meaning of Section 3(21) of ERISA) have acted in accordance with the provisions of all applicable Laws, including ERISA and the Code.

(c)

To the Knowledge of the Company, there are no unresolved claims or disputes under the terms of, or in connection with, the Benefit Plans other than claims for benefits which are payable in the ordinary course, and no litigation has been commenced with respect to any Benefit Plan, and to the Company’s Knowledge, none is threatened, and no fact or event exists that is reasonably likely to give rise to any such action, suit or claim.

(d)

All contributions with respect to a Benefit Plan that is subject to Code Section 412 or ERISA Section 302 have or will be timely made and there is no Lien under Code Section 412(n).  Except as set forth in Section 3.14 of the Disclosure Schedule, no “prohibited transaction” (as defined in ERISA Section 406 or Section 4975 of the Code) or “reportable event” (as defined in ERISA 4043) has occurred with respect to any Benefit Plan nor to the knowledge of the Company is such an event expected to occur.  Neither the Company nor any Subsidiary has incurred any liability under Title IV of ERISA and no fact or event exists which would reasonably give rise to any such liability.  Except as disclosed in Section 3.14 of the Disclosure Schedule, no complete or partial termination has occurred within the five (5) years preceding the date hereof with respect to any Benefit Plan.  Neither the Company, any Subsidiary nor any Person affiliated with the Company (in the manner described in Code Section 414(b), (c), (m) or (o) or Section 4001(a)(14) of ERISA) has contributed to or been obligated to contribute to a “multiemployer plan” (within the meaning of Section 3(37) of ERISA).  None of the Benefit Plans is a single employer defined benefit pension plan within the meaning of Section 4001(a)(15) of ERISA.

(e)

The Company and each Subsidiary has performed all obligations required to be performed by it under, is not in default under or in violation of, and has no knowledge of any default or violation by any other party to, any Benefit Plan.  All contributions, reserves or premium payments which the Company, any Subsidiary or any ERISA Affiliate is required to have made under the terms of any Benefit Plan as of the date hereof have been made; and no Benefit Plan subject to the minimum funding requirements of Part 3 of subtitle B of Title I of ERISA or subject to Section 412 of the Code has incurred any accumulated funding deficiency within the meaning of Section 302 of ERISA or Section 412 of the Code. With respect to each Benefit Plan or any other plan, fund or program maintained or ever maintained or contributed to by the Company, any Subsidiary or any ERISA Affiliate that is subject to Title IV of ERISA: (i) no such plan has been terminated so as to subject, directly or indirectly, any assets of the Company or any Subsidiary to any liability, contingent or otherwise, or the imposition of any Lien under Title IV of ERISA; (ii) no proceeding has been initiated or threatened by any Person (including the Pension Benefit Guaranty Corporation) to terminate any such plan; (iii) no condition or event exists or is expected to occur that could subject, directly or indirectly, any assets of the Company or any Subsidiary to any liability, contingent or otherwise, or the imposition of any Lien under Title IV of ERISA, whether to the Pension Benefit Guaranty Corporation or to any other Person or otherwise on account of the termination of any such plan; (iv) if any such plan were to be terminated as of the Closing Date, no assets of the Company or any Subsidiary would be subject, directly or indirectly, to any liability, contingent or otherwise, or the imposition of any lien under Title IV of ERISA;

(f)

Each Benefit Plan which is intended to be qualified under Section 401(a) of the Code or Section 401(k) of the Code has been determined by the Internal Revenue Service to be so qualified and each trust established in connection with any Benfirt Plan which is intended to be exempt from federal income taxation under Section 501(a) of the Code has been determined by the Internal Revenue Service to be so exempt, and no fact or event has occurred since the date of such determination by the IRS to adversely affect the qualified status of any such Benefit Plan or the exempt status of any such trust.

(g)

(i)

the Company and each Subsidiary have complied in all material respects with the health care continuation requirements of Part 6 of Title I of ERISA; and

(ii)

Neither the Company nor any Subsidiary has any obligations under any Benefit Plan or otherwise to provide health benefits to former employees of the Company or any Subsidiary, or any other Person, except as specifically required by Part 6 of Title I of ERISA.

(h)

Except as specifically prohibited by Law or by the terms of such Benefit Plans, all of the Benefit Plans may be amended, terminated or otherwise discontinued, except for the liability for benefits accrued by such participants as of the effective date of such amendment, termination or discontinuance.

(i)

The consummation of the transactions contemplated by this Agreement will not, alone or together with any other event, (i) entitle any person to severance pay, unemployment compensation or any other payment, which such person would not be entitled to receive if the consummation of the transactions contemplated by this Agreement did not occur, (ii) result in the acceleration of the time of payment or vesting of any benefits provided for by any of the Benefit Plans, or cause any increase in the amount of compensation due to any employee under any of the Benefit Plans or otherwise or (iii) result in the creation of any liability under Title IV of ERISA or in the creation of any other liability which the Company or any Subsidiary is not currently obligated to pay, perform and discharge.

(j)

true and correct copies of each written Benefit Plan have been provided to Parent, along with, to the extent applicable to the particular Benefit Plan, the following information:  a copy of the annual report (Form 5500 series) for the last three (3) years, a copy of the summary plan description, summary annual report, summary of material modifications and all material employee manuals or communications filed or distributed with respect to the Benefit Plan during the most recent year, a copy of any insurance contract or trust agreement through which the Benefit Plan is funded, the most recent IRS determination letter issued with respect to the Benefit Plan, and notice required by applicable Law or the Benefit Plans of any material adverse change occurring with respect to any Benefit Plan since the date of the most recently completed and filed annual report.

3.15

Environmental Matters.

Except as set forth in Section 3.15 of the Disclosure Schedule and except as would not have a Material Adverse Effect:

(a)

the Company and each Subsidiary is in compliance with all applicable Environmental Laws;

(b)

the Company and each Subsidiary have all licenses and permits required under any applicable Environmental Laws and is in compliance with their respective requirements and, to the Knowledge of the Company, all such licenses and permits presently allow the conduct of the Business as currently conducted;

(c)

there are no pending or, to the Knowledge of the Company, threatened claims by any third party under Environmental Laws against the Company or any Subsidiary and

(d)

neither the Company, nor any Subsidiary has received any written notice or report from any third party of any release or threat of release of any Regulated Substances by the Company or any Subsidiary in violation or alleged violation of any Environmental Laws that requires investigatory, remedial or corrective obligations under Environmental Laws by the Company or any Subsidiary, at the Real Property or any other property or facility at any time owned, leased or used by the Company or any Subsidiary.

(e)

The Company has made available to the Parent all environmental studies, reports, closure plans, permit applications and audits concerning the Real Property which are known to the Company and are within the possession or control of the Company, including, but not limited to, any reports filed with any Governmental Authority that relate to any releases of Regulated Substances at the Real Property or any other property or facility at any time owned, leased or used by the Company or any Subsidiary.

(f)

To the Knowledge of the Company, no facts, events or conditions relating to the past or present operations of the Company or any Subsidiary or past or present facilities or properties owned, operated or occupied by the Company or any Subsidiary:

(i)

will give rise to any investigatory, remedial or corrective obligations of the Company or any Subsidiary under Environmental Laws; or

(ii)

will give rise to any other claims against, liabilities or obligations of the Company or any Subsidiary under Environmental Laws, including, without limitation, any claims, liabilities or obligations relating to the Company’s or any Subsidiary’s onsite or offsite releases or threatened releases of any Regulated Substance, personal injury, property damage or natural resource damage in connection therewith.

(g)

None of the following currently exists, or to the Knowledge of the Company, has in the past existed at the Real Property or any other property or facility at any time owned, leased or used by the Company or any Subsidiary:

(i)

underground storage tanks;

(ii)

asbestos containing material in friable or damaged condition;

(iii)

equipment containing polychlorinated biphenyls not maintained in compliance with applicable Environmental Law; or

(iv)

landfills, surface impoundments or other RCRA treatment areas, storage or disposal areas not maintained in compliance with applicable Environmental Law.

(h)

Neither the Company nor any Subsidiary has expressly assumed by contract any liability of any other Person under or relating to Environmental Laws.

(i)

To the Knowledge of the Company, no wastes generated by the Company or any Subsidiary have been directly or indirectly sent, transported, transferred to, treated, stored or disposed of at any site listed or formally proposed for listing on the National Priorities List pursuant to CERCLA or any similar state list of sites requiring or recommended for investigation or cleanup.

3.16

Proprietary Rights.

(a)

Section 3.16 of the Disclosure Schedule sets forth a complete and accurate list of all patents, trademarks, trade names, service marks, domain names, copyrights (including any registrations or applications for registration or any of the foregoing) and computer software used in the conduct of the business of the Company or any Subsidiary. Except as set forth on Section 3.16 of the Disclosure Schedule, the Company and each Subsidiary owns or has the uncontested right to use all Intellectual Property necessary for the conduct of its business as presently conducted.

(b)

No claim is pending, or to the Knowledge of the Company threatened, and neither the Company nor any Subsidiary has received any written notice that the conduct of its business (including without limitation, its use of any Intellectual Property) infringes upon, misappropriates or conflicts with any rights in Intellectual Property claimed by any third party. No claim is pending, or to the Knowledge of the Company threatened, which alleges that any Intellectual Property owned or licensed by or to the Company or any Subsidiary or which the Company or any Subsidiary otherwise has the right to use is invalid or unenforceable by the Company or such Subsidiary.

(c)

Except as set forth in Section 3.16 of the Disclosure Schedule, no royalties or fees are payable by the Company or any Subsidiary to anyone for use of the Intellectual Property. Correct and complete copies of all agreements pursuant to which the Company or any Subsidiary licenses any Intellectual Property have been delivered to Parent. Except as set forth in Section 3.16 of the Disclosure Schedule, all such agreements are in full force and effect, and, there are no existing defaults or events of default by the Company or any Subsidiary, or to the Company’s Knowledge by any other party, real or claimed, or events which with or without notice or lapse of time, or both, would constitute defaults under such agreements.

(d)

All of the Intellectual Property owned or used by the Company or any Subsidiary immediately prior to the Closing will be owned or available for use by the Company or such Subsidiary on identical terms and conditions upon consummation of the Closing, subject to the terms and conditions of any license or other agreement with respect to such Intellectual Property.

3.17

Real Property.

(a)

Section 3.17 of the Disclosure Schedule contains a complete and accurate list of all the Real Property and indicates (i) whether such property is owned (the “Owned Real Property”) or leased (the “Leased Real Property”) and (ii) the entity which holds title to the Owned Real Property or is the tenant of the Leased Real Property.

(b)

There is not any pending claim of adverse possession or prescriptive rights involving any of the Real Property, and to the Knowledge of the Company, none is threatened.

(c)

To the Company’s Knowledge, there is no (i) outstanding order requiring any repair, alteration, or correction of any existing condition affecting any Real Property or the systems or improvements thereat; or (ii) structural, mechanical, or other defects affecting any Real Property or the systems or improvements thereat (including, but not limited to, inadequacy for normal use of mechanical systems or disposal or water systems at or serving the Real Property), except for defects which would not have a Material Adverse Effect.

(d)

Except as set forth on Section 3.17 of the Disclosure Schedule, neither the Company nor any Subsidiary has any option or right to purchase any real estate owned by any other Person.

(e)

Except as set forth on Section 3.17 of the Disclosure Schedule, either the Company or a Subsidiary owns good and marketable title to the Owned Real Property in fee simple, free and clear of all Liens, claims of ownership interest or right of use, restrictive covenants, impositions, covenants, conditions, rights of way, easements and other encumbrances other than those disclosed of record.

(f)

The Company has delivered to the Parent complete and accurate copies of each lease pursuant to which it leases each parcel of the Leased Real Property (the “Real Property Leases”).  Except as set forth in Section 3.17 of the Disclosure Schedule neither the Company nor any Subsidiary has assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in any of the Real Property Leases.

(g)

Except as set forth in Section 3.17 of the Disclosure Schedule and to the Knowledge of the Company and except for any easements or other instruments disclosed as of record, (i) there are no parties other than the Company or a Subsidiary in possession of any of the Real Property or any portion thereof, (ii) there are no leases, subleases, licenses, concessions, written or oral, granting to any party or parties other than the Company or a Subsidiary the right of use or occupancy of any of the Real Property or any portion thereof.

(h)

Except as set forth on Section 3.17 of the Disclosure Schedule, to the Knowledge of the Company, except for violations cured or remedied before the date of this Agreement, the neither the Company nor any Subsidiary has received any written notice of any violation of any zoning Law applicable to the Owned Real Property.

(i)

To the Knowledge of the Company, there is no pending imposition of any assessment for public improvements with respect to any of the Real Property, except for customary annual assessments under state and local Law, and, to the Knowledge of the Company, no such improvements have been constructed or planned that would be paid for by means of assessments upon any of the Real Property.

(j)

Since December 31, 2004, none of the Real Property nor any portion thereof has suffered any material damage by fire or other casualty that has not been restored to a condition materially comparable to that existing prior to such fire or other casualty.

(k)

Neither the Company nor any Subsidiary has received written notice of any current or pending Action against the Company or any Subsidiary that if determined adversely to the Company or such Subsidiary would materially and adversely affect the use of such Real Property.

(l)

Except for the Real Property, there is no real property leased, owned or used by the Company or any Subsidiary.

3.18

Certificate of Incorporation and By-Laws.  The Company has delivered to the Parent true and complete copies of the Certificate of Incorporation and Bylaws of the Company and each Subsidiary as in effect on the date hereof and including all amendments thereto and restatements thereof.  Neither the Company nor any Subsidiary is in violation of any provision of its certificate of incorporation or Bylaws, as amended and restated.

3.19

Insurance.

(a)

Section 3.19 of the Disclosure Schedule sets forth a list and brief description (specifying the insurer and the policy number) of all material policies of insurance maintained by or for the benefit of the Company or any Subsidiary since December 31, 2003, including policies of all risk, general product liability, workers’ compensation and employer’s liability, and automobile liability, indicating the type of coverage, name of insured, the insurer, the expiration date of each policy, the amount of coverage and whether on an “occurrence” or “claims made” basis.

(b)

All such policies:

(i)

are in full force and effect;

(ii)

are sufficient for compliance with all material requirements of Law and of all applicable material agreements to which the Company or any Subsidiary is a party; and

(iii)

are valid, outstanding and enforceable policies with all premiums with respect thereto covering all periods up to and including the Closing Date having been paid.

(c)

The Company shall use its best efforts to maintain, or cause the Subsidiaries to maintain, in full force and effect, all such policies of insurance or comparable insurance coverage through the Closing Date.  Except as set forth in Section 3.19 of the Disclosure Schedule, since July 1, 2000:

(i)

Neither the Company nor any Subsidiary has not been denied any insurance coverage that it has requested, nor has any other Person been denied insurance coverage for any assets, liabilities, losses or other insurance risk of the Company or any Subsidiary;

(ii)

there are no outstanding unpaid claims with respect to the Company or any Subsidiary under any such policy; and

(iii)

Neither the Company nor any Subsidiary has received written notice from any of its insurance carriers of any surcharge or refusal to cover any insurance risk.  Section 3.19 of the Disclosure Schedule also contains a list of all claims in excess of $100,000 that have been made against any such policy with respect to the Company and any Subsidiary within the last five (5) years.

3.20

Warranties.  Section 3.20 of the Disclosure Schedule sets forth a true and complete description of all unexpired warranties and other guarantees provided to any customer by the Company or any Subsidiary in respect to products sold or services performed by the Company or any Subsidiary.

3.21

Books and Records.  The books of account, minute books, stock record books and other records of the Company and each Subsidiary (the “Books and Records”) are complete and correct in all material respects and have been maintained in accordance with sound business practices.  All material transactions related to the business of the Company or the Subsidiary have been reflected in the Books and Records of the appropriate company.

3.22

Affiliate Transactions.  Except as set forth in Section 3.22 of the Disclosure Schedule, no officer, director, employee or Stockholder of the Company or any Subsidiary, or member of the immediate family of any such Person, or any entity in which any such Person or any member of the immediate family of any such person is an officer, director, trustee, partner or beneficial or record holder of more than 5% of the outstanding capital stock thereof, is a party to any transaction with the Company or any Subsidiary other than payments of compensation, bonus, and dividends in the Ordinary Course of Business and reimbursement of ordinary and necessary business expenses.

3.23

Banks, Brokers and Proxies.  Section 3.23 of the Disclosure Schedule sets forth:

(a)

the name of each bank, trust company, securities or other broker or other financial institution with which the Company or any Subsidiary has an account, credit line or safe deposit box or vault, or otherwise maintains relations; the name of each Person authorized by the Company or any Subsidiary to draw thereon or to have access to any safe deposit box or vault;

(b)

the purpose of each such account, safe deposit box or vault; and

(c)

the names of all Persons authorized by proxy, powers of attorney or other instruments to act on behalf of the Company or any Subsidiary in matters concerning its business or affairs.

All such accounts, credit lines, safe deposit boxes and vaults are maintained by the Company or Subsidiary, as the case may be, for normal business purposes, and no such proxies, powers of attorney or other like instruments are irrevocable.

3.24

Inventory.  Except as otherwise reflected in the Financial Statements or in Section 3.24 of the Disclosure Schedule, all of the Inventory of the Company and each Subsidiary reflected in the Financial Statements or acquired by the Company or Subsidiary since July 31, 2005 was acquired and has been maintained or sold in the Ordinary Course of Business of the Company or the Subsidiary; consists substantially of a condition usable or saleable in the Ordinary Course of Business of the Company or Subsidiary; and is valued at the lower of cost or market (using a FIFO basis and standard cost accounting in the case of the Interim Financial Statements and a LIFO basis in the case of the Audited Financial Statements).  Except as set forth in Section 3.24 of the Disclosure Schedule and Inventory in transit, all of the Inventory is located at the Real Property.  Except as set forth in Section 3.24 of the Disclosure Schedule, neither the Company nor any Subsidiary is under any obligation to repossess or repurchase any Inventory in the possession of any third parties.  The Financial Statements reflect reserves that have been calculated in accordance with the Company’s Inventory reserve policy described in Section 3.24 of the Disclosure Schedule.

3.25

Products.  In the past ten (10) years there has not been any mandatory or voluntary recalls of any Company or Subsidiary product.  There has been no pattern of defects in the design or manufacture of any product designed or manufactured by the Company or any Subsidiary, nor any fact relating to any defect in such product that may impose a duty on the Company or any Subsidiary to recall any product or warn any customer of a defect in any product.

3.26

Absence of Questionable Payments.  Neither the Company, any Subsidiary nor any of their respective directors, officers, or employees, nor to the Knowledge of the Company, any agent of the Company or any Subsidiary has (i) used any corporate or other Company or Subsidiary funds for unlawful contributions, payments, gifts or entertainment, or made any unlawful expenditures relating to political activity to government officials or others or established or maintained any unlawful or unrecorded funds in violation of Section 104 of the Foreign Corrupt Practices Act of 1977, as amended, or any other applicable foreign, federal or state law or (ii) in connection with the Company, any Subsidiary or the business of the Company or any Subsidiary accepted or received any unlawful contributions, payments, expenditures or gifts.

3.27

Board Recommendation.  The Board of Directors of the Company, at a meeting duly called and held, has by unanimous vote of the directors present at the meeting (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, taken together are fair to and in the best interests of the Company Stockholders and (ii) resolved to recommend that the Company Stockholders approve this Agreement and the transactions contemplated herein, including the Merger.

3.28

Disclosure.   To the Company’s Knowledge, neither this Agreement, any other agreement or document to be delivered by the Company pursuant to the terms hereof, nor any of the Schedules or Exhibits hereto or thereto contain any untrue statement of a material fact or omits a material fact necessary to make the statements contained herein or thereunder in the light of the circumstances in which they were made not false or misleading.

3.29

Limitation on Representations and Warranties.  Except as set forth in this Article III and otherwise in this Agreement (including the relevant Sections of the Disclosure Schedule) and in any document executed and delivered by the Company pursuant to the terms hereof, the Company makes no express or implied warranty of any kind whatsoever, including with respect to (a) any information furnished by the Company or its financial advisor, Houlihan Lokey Howard & Zukin, or any of the Company’s other representatives or agents, (b) the physical condition or value of any of the assets of the Company, (c) the value of the Common Stock, or (d) the future profitability or future earnings performance of the Company.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Parent and Merger Sub each represent and warrant to the Company as follows:

4.1

Organization.  Parent is a corporation validly existing and in good standing under the Laws of the State of Delaware.  Parent has all requisite corporate power to enter into this Agreement and the other documents and instruments to be executed and delivered by Parent and to carry out the transactions contemplated hereby and thereby.  Merger Sub is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware.  Merger Sub has all requisite corporate power to enter into this Agreement and the other documents and instruments to be executed and delivered by Merger Sub and to carry out the transactions contemplated hereby and thereby.

4.2

No Violation.  The execution and delivery of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated hereby will not cause a breach or violation of or default under any provision of (a) the Certificate of Incorporation of Parent or Merger Sub or Bylaws of Parent or Merger Sub; or (b) any decree, order, injunction or other decision of any court, arbitrator or Governmental Authority in any action in which Parent or Merger Sub are a party.

4.3

Authority, Validity.  The execution and delivery of this Agreement and the other documents and instruments to be executed and delivered by Parent and Merger Sub pursuant hereto and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the respective Boards of Directors of Parent and Merger Sub.  No other corporate act or proceeding on the part of Parent or Merger Sub is necessary to authorize this Agreement or the other documents and instruments to be executed and delivered by Parent or Merger Sub pursuant hereto or the consummation by Parent or Merger Sub of the transactions contemplated hereby and thereby.  This Agreement constitutes, and when executed and delivered, the other documents and instruments to be executed and delivered by Parent and Merger Sub pursuant hereto will constitute, valid and binding agreements of Parent or Merger Sub, as the case may be, enforceable against Parent and Merger Sub in accordance with their respective terms, except as such may be limited by bankruptcy, insolvency, reorganization or other Laws affecting creditors’ rights generally, and by general equitable principles.

4.4

Governmental Consents.  Except for the application of the HSR Act, no approval, authorization, notice, consent or other action by or filing with any Governmental Authority is required for Parent’s or Merger Sub’s execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby provided, however, that upon execution of this Agreement, Parent shall be required to file this Agreement with the Securities and Exchange Commission.

4.5

Investment/Operational Intent.

(a)

Parent and Merger Sub each has sufficient knowledge and experience in financial and business matters to enable it to evaluate the merits and risks of the transactions contemplated by this Agreement.

(b)

Parent and Merger Sub have been given access to information requested regarding the Company, including the opportunity to ask questions of and receive answers from the officers of the Company concerning the present and proposed activities of the Company and to obtain the information which Parent or Merger Sub deems necessary or advisable in order to evaluate the merits and risks of the transactions contemplated by this Agreement, and Parent and Merger Sub have made their own independent investigation of the Company and the merits and risks of the transactions contemplated by this Agreement.

(c)

Parent is acquiring the Company for its own account, for investment or operational purposes, and not with a view to resale or for distribution of all or any portion of the Common Stock.

4.6

Financial Condition.  Parent has, and Parent will cause Merger Sub to have at the Effective Time, all funds necessary to consummate the Merger and all other transactions contemplated hereunder.

ARTICLE V
COVENANTS

From and after the date of this Agreement, the parties shall comply with the following covenants:

5.1

Access to Information and Records.

(a)

From the date hereof through the Closing, the Company shall give, and the Company shall cause each Subsidiary to give, Parent, Merger Sub, their counsel, accountants and other representatives:

(i)

reasonable access during normal business hours to all of the properties, books, records, contracts and documents of the Company and the Subsidiaries for the purpose of such inspection, investigation and testing as Parent or Merger Sub deems appropriate (and the Company shall furnish or cause to be furnished to Parent, Merger Sub and their representatives all information with respect to the Business of the Company and each Subsidiary as Parent or Merger Sub may reasonably request) and shall cooperate with the Parent and Merger Sub and cause its and the Subsidiaries’ employees, counsel, accountants and other representatives to cooperate with the Parent and Merger Sub in their investigation of the business of the Company and the Subsidiaries;

(ii)

with the prior consent of the Company in each instance, which consent shall not be unreasonably withheld or delayed, access to employees, agents and representatives of the Company and each Subsidiary for the purposes of such meetings and communications as Parent or Merger Sub reasonably desires; and

(iii)

with the prior consent of the Company in each instance which consent shall not be unreasonably withheld or delayed, access to vendors, customers and others having business dealings with the Company or any Subsidiary.

5.2

Conduct of Business Pending the Closing.  From the date hereof until the Closing, except as set forth in this Agreement or as otherwise approved in writing by Parent (which approval shall not be unreasonably withheld or delayed), the Company shall and shall cause each Subsidiary to comply with the following covenants:

(a)

No Material Changes.  The Company and each Subsidiary will carry on the Business in the ordinary course and in substantially the same manner as heretofore conducted and will not make or institute any material changes in its methods of purchase, sale, management, accounting or operation or enter into any agreement outside the Ordinary Course of Business.

(b)

Maintain Organization.  The Company and each Subsidiary will take such action as may be commercially reasonable to maintain, preserve, renew and keep in favor and effect the existence, rights and franchises of the Company and each Subsidiary and will preserve the business organization of the Company and each Subsidiary intact, and use commercially reasonable efforts to keep available to the Company and each Subsidiary the present officers and Company Employees and employees of the Subsidiaries, and to preserve its present relationships with suppliers and customers and others having business relationships with the Company or any Subsidiary.  Neither the Company nor any of its Subsidiaries will adopt or propose any change in its certificate of incorporation or Bylaws.

(c)

Material Contracts.  Neither the Company nor any Subsidiary shall enter into any Material Contract.

(d)

No Issuance of Common Stock.  Except for pursuant to this Agreement or pursuant to Options or Warrants outstanding on the date of this Agreement, neither the Company nor any Subsidiary shall issue, sell, pledge, encumber, authorize the issuance of, enter into any contract to issue, sell, pledge, encumber, or authorize the issuance of, or otherwise permit to become outstanding, any additional shares of Common Stock or any other capital stock of the Company or any Subsidiary, or any stock appreciation rights, or any Option, Warrant, conversion, or other right to acquire any such stock, or any security convertible into any such stock.  Neither the Company nor any Subsidiary will split, combine, subdivide or reclassify any shares of its capital stock

(e)

Maintain Employment Terms.  Other than in the Ordinary Course of Business, neither the Company nor any Subsidiary shall grant any increase in compensation or benefits to the employees or officers of the Company, pay any severance or termination pay or any bonus, enter into or amend any severance agreements or change in control agreements with officers or employees of the Company or any Subsidiary or grant any material increase in fees or other increases in compensation or other benefits to directors of the Company or any Subsidiary.

(f)

Maintain Employee Benefits.  Neither the Company nor any Subsidiary shall adopt any new employee Benefit Plan or terminate or withdraw from, or make any material change in or to, any existing Benefit Plans other than any such change that is required by Law or that, in the opinion of counsel to the Company, is necessary or advisable to maintain the tax qualified status of any such plan, or make any distributions from such employee Benefit Plans except as required by Law, the terms of such plans, or consistent with past practice.

(g)

Maintain Intellectual Property.  Neither the Company nor any Subsidiary shall sell, transfer, assign, license, dispose of, abandon, or fail to maintain or prosecute, any Intellectual Property of the Company or any registration or pending application therefore.

(h)

Maintain Material Assets. Neither the Company nor any Subsidiary will sell, lease, license, abandon, fail to maintain or otherwise dispose of any material assets or property, except pursuant to existing contracts or commitments or in the Ordinary Course of Business.

(i)

Not Incur Indebtedness.  Neither the Company nor any Subsidiary shall incur, assume or guarantee any Indebtedness for Borrowed Money, except in the Ordinary Course of Business;

(j)

No Liens.  Neither the Company nor any Subsidiary shall create, assume or incur any Lien on any material asset of the Company or any Subsidiary;

(k)

Representations and Warranties.  Neither the Company nor any Subsidiary shall take or agree or commit to take any action that would make any representation and warranty of the Company contained herein inaccurate in any respect at, or as of any time prior to the Closing.

(l)

Other Actions.  Neither the Company nor any Subsidiary shall authorize, recommend, propose or announce an intention to do any of the foregoing actions proscribed by this Section 5.2.

5.3

Consents.  The Company will use commercially reasonable efforts to obtain, prior to the Closing, all approvals, consents, waivers and estoppels (collectively “Consents”) which are necessary or appropriate for the consummation of the transactions contemplated hereby, including without limitation, the Consents listed in Section 6.4 of the Disclosure Schedule).  All such Consents shall be in writing and in form and substance reasonably satisfactory to Parent, and executed counterparts shall be delivered to Parent promptly after receipt, but in no event later than the Closing.  In any case where a Consent has not been obtained prior to Closing, the Stockholder Representative shall assist the Buying Group after Closing in every reasonable effort to obtain such Consents; provided, however, nothing herein shall be deemed to constitute a waiver of any rights of the Parent or Merger Sub with respect to any breach of any representation or warranty with respect to any required Consents.

5.4

Publicity.  All general notices, releases, statements and communications to employees, suppliers, customers, the public and the press relating to the transactions contemplated by this Agreement shall be made only at such times and in such manner as may be mutually agreed upon by the Company and Parent; provided, however, that any party may make a public announcement of the proposed transaction, if, in the written opinion of counsel, such announcement is required to comply with any Law or any rule or regulation of any securities exchange or securities quotation system and such Party shall, to the extent practicable, consult with the other Parties with respect to such announcements and give reasonable prior written notice of its intent to issue such announcement.  The Company acknowledges that this Agreement must be filed with the Securities and Exchange Commission by Parent upon its execution by all Parties.

5.5

Disclosure Schedule.

(a)

Prior to the Effective Time, the Company shall supplement the Disclosure Schedule to reflect any matter that, if existing, occurring or known on the date hereof, should have been so disclosed or that is necessary to correct any information in such Disclosure Schedule that was or has been rendered inaccurate thereby, and the Disclosure Schedule shall automatically be deemed amended, effective as of the date of this Agreement, by and to the extent of any such supplemental information; provided however, that (i) such supplemental and amended disclosures shall not entitle Parent or Merger Sub to refuse to consummate the transactions contemplated hereby, unless such supplemental or amended disclosures, individually or in the aggregate, disclose a Material Adverse Effect and (ii) such supplemental and amended disclosures shall not adversely affect the rights of Parent or Merger Sub to indemnification pursuant to Article VIII of this Agreement, unless otherwise agreed to in writing by Parent and Merger Sub.

(b)

The Company shall promptly notify Parent of any:

(i)

notice or other communication from any Person alleging that the Consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

(ii)

notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement;

(iii)

Action commenced or, to the Company’s Knowledge, threatened against, relating to or involving or otherwise affecting the Company or any of its Subsidiaries or which relate to the consummation of the transactions contemplated by this Agreement; and

(iv)

change or event (A) having or which would reasonably be expected to have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole; or (B) impairing the ability of the Company to consummate the transactions contemplated hereby.

5.6

Merger Sub Stockholder Approval.  Parent’s execution of this Agreement evidences Parent’s consent to and approval of the Merger as the sole stockholder of Merger Sub and, if separately required to further evidence such consent and approval, Parent agrees to cause the shares of Merger Sub owned by it to be voted in favor of the Merger subject to the terms and conditions of this Agreement.

5.7

Indemnification of Directors and Officers.  To the extent consistent with applicable Law, Parent shall cause the Surviving Company to indemnify each Person who, prior to the Effective Time, served as an officer or director of the Company or any of its Subsidiaries or as a fiduciary of any Benefit Plan maintained by the Company for a period of not less than six (6) years following the Effective Time to the same extent as such Person is indemnified pursuant to indemnification agreements in effect and previously disclosed by the Company to Parent in writing, or indemnification provisions contained in the Company’s Certificate of Incorporation or Bylaws, immediately prior to the Effective Time with respect to matters occurring prior to the Effective Time.

5.8

Stockholder Representative.

(a)

The Company Securityholders hereby irrevocably make, constitute and appoint Bart McLean (the “Stockholder Representative”) and the Stockholder Representative accepts such appointment as their true and lawful attorney-in-fact with full power of substitution to do any and all things and execute any and all documents which may be necessary, convenient or appropriate to facilitate the consummation of the transactions contemplated by this Agreement, including but not limited to: (i) execution of the Escrow Agreement and any other document required by this Agreement; (ii) receipt of payments under the Escrow Agreement and the disbursement thereof to the Company Securityholders and others; (iii) receipt and forwarding of notices and communications pursuant to this Agreement and the Escrow Agreement; and (iv) administration of this Agreement and the Escrow Agreement, including the resolution of any dispute or claim.  The Stockholder Representative shall promptly forward all material notices and communications received pursuant to this Agreement and shall provide to any Company Securityholders such information relating to this Agreement and the Escrow Agreement as has been reasonably requested by such Company Securityholder.

(b)

In the event that the Stockholder Representative, with the advice of counsel, is of the opinion that he requires further authorization or advice from the Company Securityholders on any matters concerning this Agreement, the Stockholder Representative shall be entitled to seek such further authorization from the Company Securityholders prior to acting on their behalf.  In such event, each Company Securityholder shall have a number of votes equal to the number of shares of Common Stock (or shares of Common Stock issuable upon the exercise of Options or Warrants held by such Company Securityholder immediately prior to the Effective Time) owned by that Company Securityholder on the Closing Date and the authorization of a majority of such number of such shares shall be binding on all of the Company Securityholders and shall constitute authorization by the Company Securityholders.

(c)

Parent and the Escrow Agent shall be fully protected in dealing with the Stockholder Representative under this Agreement and may rely upon the authority of the Stockholder Representative to act as the agent of the Company Securityholders.  Any payment by Parent or Merger Sub, or both, to the Stockholder Representative under this Agreement shall be considered a payment by Parent and Merger Sub to the Company Securityholders.  The appointment of the Stockholder Representative is coupled with an interest and shall be irrevocable by any Company Securityholder in any manner or for any reason.  This power of attorney shall not be affected by the disability or incapacity of the principal pursuant to any applicable Law.

(d)

If at any time there is more than one Stockholder Representative, any act of the Stockholder Representative shall require the act of a majority of the Stockholder Representatives.  Any Stockholder Representative may resign from his or her capacity as a Stockholder Representative at any time by written notice delivered to the other Stockholder Representative, if any, and to Parent.  If there is a vacancy at any time in any of the positions of Stockholder Representative for any reason, the remaining Stockholder Representative may act with full power and authority until such time as the remaining Stockholder Representative shall select a successor to fill such vacancy.  If at any time there is no person acting as a Stockholder Representative for any reason, the Company Securityholders shall select a Stockholder Representative.  Each Company Securityholder shall have a number of votes equal to the number of shares of Common Stock (or shares of Common Stock issuable upon the exercise of Options or Warrants held by such Company Securityholder immediately prior to the Effective Time) owned by that Company Securityholder on the Closing Date and the authorization of a majority of such number of such shares shall be binding on all of the Company Securityholders and shall constitute authorization by the Company Securityholders.

(e)

The Stockholder Representative acknowledges that he has carefully read and understands this Agreement, hereby accepts such appointment and designation, and represents that he will act in his capacity as a Stockholder Representative in strict compliance with and conformance to the provisions of this Agreement.

(f)

The Stockholder Representative shall not be liable to Parent, Merger Sub, the Company Securityholders or the Escrow Agent for any error of judgment, or any act done or step taken or omitted by him in good faith or for any mistake in fact or Law, or for anything that he may do or refrain from doing in connection with this Agreement, except for his own bad faith or willful misconduct or gross negligence.  The Stockholder Representative may seek the advice of legal counsel in the event of any dispute or question as to the construction of any of the provisions of this Agreement or his duties hereunder, and he shall incur no liability to Parent, Merger Sub, the Company Securityholder or the Escrow Agent and shall be fully protected with respect to any action taken, omitted or suffered by him in good faith in accordance with the opinion of such counsel.

(g)

Any expenses incurred by the Stockholder Representative in connection  with the performance of his duties under this Agreement (including any fees and expenses of legal counsel retained by the Stockholder Representative) shall not be the personal obligations of the Stockholder Representative but shall be payable:  (i) prior to the Effective Time, by the Company; and (ii) after the Effective Time, by the Company Securityholders, pro rata in accordance with their respective ownership of Common Stock (or shares of Common Stock issuable upon the exercise of Options or Warrants held by such Company Securityholder immediately prior to the Effective Time) immediately prior to the Effective Time.  After the Effective Time, the Stockholder Representative may withhold from any portion of the Escrow Deposit paid over to the Stockholder Representative pursuant to the Escrow Agreement such funds as are reasonably necessary to satisfy the obligations of the Company Securityholders for the payment of such expenses.

5.9

Retention of Records.  The Parent shall cause the Surviving Company to retain all Books and Records relating to the Company’s pre-closing Tax, accounting or legal matters for a period of at least six (6) years from the date hereof, provided, however, that at the end of such six (6) year period any such document or record may be disposed of by the Buying Group if the Buying Group first offers to surrender possession thereof to the Company Stockholders at their expense and the Stockholder Representative either waives such right of possession or fails to respond to such request after thirty (30) days after notice from the Company.  The Company Stockholders shall have the right during business hours, upon reasonable notice to Parent, to inspect and make copies of any such records for any reasonable purpose.

5.10

Other Offers.  Neither the Company nor any of its executive officers or directors, nor any of its financial advisors, counsel or other agents shall intentionally, directly or indirectly solicit any Third Party (as defined in this Section 5.10) concerning any merger, sale of the assets (other than Inventory) of the Company and its Subsidiaries having a fair market value in the aggregate in excess of Two Million Four Hundred Thousand Dollars ($2,400,000), sale of shares of capital stock (other than pursuant to the exercise of Options or Warrants) or similar transactions involving the Company or any Subsidiary of the Company or any divisions thereof (an “Acquisition Proposal”); provided, however, that nothing contained in this Section 5.10 shall prohibit the Company or the Board of Directors from (a) furnishing a Third Party seeking to initiate discussions or negotiations with respect to an Acquisition Proposal (without any violation of this Section 5.10 by the Company) information concerning the Company and its Subsidiaries and their businesses, properties and assets after execution of a customary confidentiality agreement, (b) engaging in discussions or negotiations with a Third Party who (without any violation of this Section 5.10 by the Company) has made a written Acquisition Proposal or a written proposal that is reasonably likely to lead to an Acquisition Proposal, and (c) following the receipt of a Third Party Acquisition Proposal that is financially superior to the Offer and the Merger (as determined in each case in good faith by the Board of Directors after consultation with the Company’s financial advisor) (a “Superior Proposal”) terminating this Agreement by sending written notice to the Parent and Merger Sub, but in each case referred to in the foregoing clauses (a) through (c) only to the extent that the Board of Directors shall conclude in good faith upon advice of outside legal counsel that such action is necessary in order for the Board of Directors to act in a manner that is consistent with its fiduciary obligations under applicable Law.  For purposes of this Agreement, “Third Party” shall mean any corporation, partnership, limited liability company, association, person or other entity or “group” (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) other than Parent, Merger Sub or any affiliates of Parent or Merger Sub and their respective directors, officers, employees, representatives and agents.  The Company will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any Third Party conducted heretofore with respect to any Third Party Acquisition Proposal existing on the date hereof.  As long as this Agreement remains in effect, the Company will promptly communicate in writing to Parent and Merger Sub the existence of any Third Party Acquisition Proposal received after the execution hereof.  In the event that this Agreement is terminated pursuant to this Section, the Company shall pay to the Parent a termination fee in the amount of Five Million and 00/100 Dollars ($5,000,000).

ARTICLE VI
CONDITIONS PRECEDENT TO PARENT’S AND MERGER SUB’S OBLIGATIONS

Each and every obligation of Parent and Merger Sub to be performed on the Closing Date shall be subject to the satisfaction prior to or at the Closing of each of the following conditions:

6.1

Representations and Warranties True on the Closing Date.  Each of the representations and warranties made by the Company in this Agreement shall be true and correct in all material respects when made and shall be true and correct in all material respects at and as of the Closing Date as though such representations and warranties were made or given on and as of the Closing Date, except for any changes permitted by the terms of this Agreement or consented to by Parent or Merger Sub; provided that for purposes of this Section 6.1, if any representation or warranty made by the Company includes a materiality qualifier, such qualifier shall be disregarded solely for purposes of determining compliance with this Section 6.1.

6.2

Compliance With Agreement.  The Company shall have in all material respects performed and complied with all of its agreements and obligations under this Agreement that are to be performed or complied with by it prior to or on the Closing Date.  This Agreement shall have been adopted by the Company Stockholders in accordance with applicable Law.

6.3

Absence of Litigation.  No litigation shall have been commenced, pending or threatened and no Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced, entered any Law which seeks to enjoin, restrain, make illegal or prohibit Parent, Merger Sub, the Company, the Company Stockholders or any of the affiliates, officers or directors of any of them, from consummating the transactions contemplated herein.

6.4

Consents.  All Consents listed in Section 6.4 of the Disclosure Schedule shall have been received, and executed counterparts thereof shall have been delivered to Parent or Merger Sub at or prior to the Closing.

6.5

HSR Act Waiting Period.  All applicable waiting periods related to the HSR Act shall have expired and no objection shall have been made by the Federal Trade Commission with respect thereto.

6.6

No Material Adverse Change.  During the period from the date hereof to the Closing Date, there shall not have been any occurrence or any event that has had or is reasonably likely to have a Material Adverse Effect.

6.7

Merger Filings.  The Certificate of Merger shall have been filed with the Secretary of State of the State of Delaware.

6.8

Documents to be Delivered by the Company.  At the Closing, the Company shall have delivered to Parent and Merger Sub the following documents, in each case duly executed or otherwise in proper form:

(a)

Compliance Certificate.  A certificate signed by the Chief Executive Officer of the Company that (i) each of the representations and warranties made by the Company in this Agreement is true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made or given on and as of the Closing Date (except for any changes permitted by the terms of this Agreement or consented to in writing by Parent) and (ii) the Company has performed and complied in all material respects with all of its obligations under this Agreement that are to be performed or complied with on or prior to the Closing Date.

(b)

Certified Resolutions.  Certified copies of the resolutions of the Board of Directors and the Company Stockholders, authorizing and approving this Agreement and the consummation of the transactions contemplated by this Agreement.

(c)

Certificate; Bylaws.  A copy of the Certificate of Incorporation of the Company and each Subsidiary certified by the Secretary of State of Delaware and a copy of the Bylaws of the Company and each Subsidiary certified by the Secretary of the Company or such Subsidiary, as the case may be.

(d)

Incumbency Certificate.  Incumbency certificates relating to each person executing any document executed and delivered to Parent or Merger Sub by the Company pursuant to the terms hereof.

(e)

Good Standing Certificates.

(i)

a certificate, executed by the Secretary of State of Delaware, as to the good standing of the Company in Delaware and each Subsidiary in the state of its incorporation; and

(ii)

certificate(s) issued by the Secretary of State of the applicable states, certifying the authority or qualification of the Company and each Subsidiary to conduct business as a foreign corporation or company in each state where it is so authorized or qualified.

(f)

Other Documents.  All other documents, instruments or writings reasonably required to be delivered to Parent or Merger Sub at or prior to the Closing pursuant to this Agreement and such other certificates of authority and documents as Parent or Merger Sub may reasonably request.

ARTICLE VII
CONDITIONS PRECEDENT TO THE COMPANY’S OBLIGATIONS

Each and every obligation of the Company to be performed on the Closing Date shall be subject to the satisfaction prior to or at the Closing of the following conditions:

7.1

Representations and Warranties True on the Closing Date.  Each of the representations and warranties made by Parent and Merger Sub in this Agreement shall be true and correct in all material respects when made and shall be true and correct in all material respects at and as of the Closing Date as though such representations and warranties were made or given on and as of the Closing Date; provided that for purposes of this Section 7.1, if any representation or warranty made by the Company includes a materiality qualifier, such qualifier shall be disregarded solely for purposes of determining compliance with this Section 7.1.

7.2

Compliance With Agreement.  Parent and Merger Sub shall have performed and complied with all of their agreements and obligations under this Agreement that are to be performed or complied with by them prior to or on the Closing Date.

7.3

Absence of Litigation.  No litigation shall have been commenced, pending or threatened and no Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced, entered any statute, rule, regulation which seeks to enjoin, restrain, make illegal or prohibit Parent, Merger Sub, the Company, the Company Stockholders or any of the affiliates, officers or directors of any of them, from consummating the transactions contemplated herein.

7.4

Consents and Approvals.  All approvals, consents and waivers listed on Section 6.4 of the Disclosure Schedule that are required to effect the transactions contemplated hereby shall have been received.

7.5

HSR Act Waiting Period.  All applicable waiting periods related to the HSR Act shall have expired and no objection shall have been made by the Federal Trade Commission with respect thereto.

7.6

Merger Filings.  The Certificate of Merger shall have been filed with the Secretary of State of Delaware.

7.7

Documents to be Delivered by Parent and Merger Sub.  At the Closing, Parent and Merger Sub shall deliver to the Company the following documents, in each case duly executed or otherwise in proper form:

(a)

Compliance Certificates.  A certificate signed by an Officer of Parent and a certificate signed by an Officer of Merger Sub that (i) each of the representations and warranties made by Parent and Merger Sub in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made or given on and as of the Closing Date (except for any changes permitted by the terms of this Agreement or consented to in writing by Company), provided that for purposes of such certificate, if any representation or warranty includes a materiality qualifier, such qualifier shall be disregarded, and (ii) Parent and Merger Sub have each performed and complied in all material respects with all of their obligations under this Agreement that are to be performed or complied with on or prior to the Closing Date.

(b)

Certified Resolutions.  A certified copy of the resolutions of the Board of Directors of Parent and Merger Sub, of the Parent as the sole Stockholder of Merger Sub, and if required, the Stockholders of Parent authorizing and approving this Agreement and the consummation of the transactions contemplated by this Agreement.

(c)

Incumbency Certificates.  Incumbency certificates relating to each person executing any document executed and delivered to the Company by Parent or Merger Sub pursuant to the terms hereof.

(d)

Other Documents.  All other documents, instruments or writings reasonably required to be delivered to the Company at or prior to the Closing pursuant to this Agreement and such other certificates of authority and documents as the Company may reasonably request.

7.8

Merger Price.  Parent or Merger Sub shall have paid the Merger Price in accordance with the provisions of Article II of this Agreement and of the Plan of Merger.

ARTICLE VIII
SURVIVAL; INDEMNIFICATION

8.1

Survival; Remedies for Breach.

(a)

Each and every representation and warranty made by the Company, Parent or Merger Sub in this Agreement or in any exhibit, schedule, instrument of transfer or other document delivered pursuant hereto or in connection herewith shall survive the Closing, but except as otherwise provided in this Section 8.1, shall terminate on the five hundred fortieth (540th) day after the Closing Date (the “Cut-Off Date”) and thereafter be of no further force or effect.  Each and every covenant and agreement of a Party set forth herein shall survive the Closing without limitation as to time.

(b)

Any representation or warranty that would otherwise terminate at the Cut-Off Date with respect thereto shall survive if the notice referred to in Section 8.2(b)(ii) or Section 8.3(b), as the case may be, of the breach, inaccuracy or nonperformance thereof shall have been given on or prior to the Cut-Off Date with respect thereto to the party against whom indemnification may be sought but only to the extent related to such breach, inaccuracy or nonperformance.

(c)

After the Closing, the indemnities set forth in this Article VIII shall be the exclusive remedies of the Company, Parent and Merger Sub for the breach of any covenant, agreement, representation or warranty in this Agreement by the Company, Parent and Merger Sub, as the case may be, and the Parties shall not be entitled to a rescission of this Agreement or to any further indemnification rights or claims of any nature whatsoever in respect thereof, all of which the Parties waive, except the Company, Parent and Merger Sub shall have the right to seek equitable relief for any breach of a covenant, including injunctive relief or specific performance.

8.2

Indemnification on Behalf of Company Securityholders; Escrow of Funds.

(a)

General. Subject to the provisions of this Section and the other Sections of this Article VIII, each Company Securityholder, severally to the extent of such Company Securityholder’s proportionate share of the Escrow Deposit, agrees to indemnify each member of the Buying Group and hold each of them harmless from and against any and all Losses incurred or sustained by or imposed upon them with respect to or by reason of:

(i)

any failure, breach or inaccuracy on the part of the Company of any of its representations or warranties under this Agreement or contained in any certificate, document or instrument delivered by the Company hereunder;

(ii)

any breach, default or lack of performance on the part of the Company of any of its covenants or agreements under this Agreement; and

(iii)

any and all claims for reasonable attorney’s fees and other costs incident to the enforcement by a party hereto of its rights under this Section 8.2, but only to the extent that a member of the Buying Group was the prevailing party in connection with any such enforcement action or proceeding.

(b)

Notwithstanding anything to the contrary in this Agreement, no member of the Buying Group shall be entitled to indemnification under Section 8.2(a):

(i)

in connection with any claim for indemnification hereunder with respect to which, but only to the extent that, any member of the Buying Group has an enforceable right of indemnification or right of set-off against any third party (contractual or otherwise), unless such member of the Buying Group is enjoined by a court of competent jurisdiction or otherwise legally prevented from receiving the benefit of any such set-off; or

(ii)

with respect to any claim for indemnification under Section 8.2(a)(i), unless a member of the Buying Group has given the Stockholder Representative written notice of such claim, setting forth in reasonable detail the facts and circumstances pertaining thereto, (A) as soon as practicable following discovery of such claim (but only to the extent that, as a result of such failure, any party which was entitled to receive such notice was deprived of its right to recover any payment under its applicable insurance and (B) in all events, prior to the Cut-Off Date.

(c)

Notwithstanding anything to the contrary in this Agreement, no member of the Buying Group shall be entitled to indemnification:

(i)

under Section 8.2(a)(i) for any Losses as to which the Parent or the Surviving Corporation otherwise may be entitled to indemnification hereunder (without giving effect to this clause (i)), until such indemnifiable Losses exceed Two Million Dollars ($2,000,000) (the “Threshold Amount”), provided that after the aggregate of all indemnifiable Losses exceeds the Threshold Amount, the Buying Group shall, in the aggregate, be entitled to indemnification under Section 8.2(a)(i) only to the extent the aggregate amount of all such Losses exceeds the Threshold Amount; and

(ii)

under this Article VIII for any Losses which in the aggregate are in excess of the Escrow Deposit.

(d)

To induce Parent and Merger Sub to enter into this Agreement and to consummate the Merger, the Company and the Company Securityholders have agreed, that, subject to the provisions of this Section and the other Sections of this Article VIII, the Escrow Deposit shall be withheld and placed in escrow at Closing for the purpose of satisfying the indemnification obligations to the Buying Group under this Article VIII and as the Buying Group’s sole source of such indemnification.  The Escrow Deposit shall be withheld and placed in escrow at the Closing with the Escrow Agent who shall hold and administer the Escrow Deposit in accordance with the terms of the Escrow Agreement.  All indemnity payments to the Buying Group, or any member thereof, under this Agreement shall be paid from and limited to, and shall in no circumstances exceed, the principal of the Escrow Deposit.  Such indemnity payments from the Escrow Deposit shall be the sole source of payment from, and the sole remedy against, the Company, and the Company Securityholders shall have no responsibility for amounts that may become payable hereunder, or otherwise, except to the extent of their proportionate share of the Escrow Deposit.

8.3

Indemnification by Parent.

(a)

Subject to the provisions of this Section and the other Sections of this Article VIII, Parent agrees to indemnify the Company Securityholders and hold them harmless (and agrees to indemnify and hold harmless any Persons adversely affected by Parent’s failure to comply with Section 5.8 of this Agreement) from and against any and all Losses incurred or sustained by or imposed upon the Company or the Company Securityholders (or such Persons) with respect to or by reason of (i) any failure, breach or inaccuracy on the part of Parent or Merger Sub of any of their representations or warranties under this Agreement or contained in any certificate, document or instrument delivered by Parent or Merger Sub hereunder; and (ii) any breach, default, inaccuracy or lack of performance on the part of Parent or Merger Sub of any of their respective agreements or covenants under this Agreement or contained in any certificate, document or instrument delivered by Parent or Merger Sub hereunder.

(b)

Notwithstanding anything to the contrary in this Agreement, the Company Securityholders (and such persons) shall not be entitled to indemnification under Section 8.3(a)(i) with respect to any claim for indemnification hereunder unless the Stockholder Representative has given Parent written notice of such claim, setting forth in reasonable detail the facts and circumstances pertaining thereto, (A) as soon as practicable following the Stockholder Representative’s discovery of such claim and (B) in all events prior to the Cut-Off Date.

(c)

Under Section 8.3(a)(ii), the Company Securityholders sole remedy for a breach by the Parent or Merger Sub of any covenant in this Agreement for which the Parent receives written notice after the Cut-Off date shall be limited to equitable relief only, including injunctive relief or specific performance.

(d)

Under Section 8.3(a)(i) and (ii), for any Losses as to which the Company Securityholders otherwise may be entitled to indemnification hereunder (without giving effect to this clause (i), until such indemnifiable Losses exceed the Threshold Amount, provided that after the aggregate of all indemnifiable Losses exceeds the Threshold Amount, the Company Securityholders shall, in the aggregate, be entitled to indemnification under Section 8.3(a)(ii) only to the extent the aggregate amount of all such Losses exceeds the Threshold Amount; and

(e)

Under this Article VIII, for any Losses which in the aggregate are in excess of an amount equal to the Escrow Deposit.

8.4

Procedures for Indemnification.

(a)

If an Indemnified Party shall claim to have suffered a Loss (other than with respect to a Third Party Claim) for which indemnification is available under Section 8.2 or 8.3, as the case may be (for purposes of this Section 8.4, regardless of whether such Indemnified Party is entitled to receive a payment in respect of such claim by virtue of paragraph (c)(i) or (ii) of Section 8.2), the Indemnified Party shall notify the Indemnifying Party in writing of such claim within the time periods provided in paragraph (b)(ii) of Section 8.2 or paragraph (b) of Section 8.3, as the case may be, or as to a claim under Sections 8.2(a)(ii) or 8.3(a)(ii) at any time after the Closing Date, which written notice shall describe the nature of such claim, the facts and circumstances that give rise to such claim and the amount of such claim if reasonably ascertainable at the time such claim is made (or if not then reasonably ascertainable, the maximum amount of such claim reasonably estimated by the Indemnified Party).  In the case of a claim by Parent or the Surviving Corporation, a copy of such written notice shall also be provided by the Indemnified Party to the Escrow Agent.  In the event that within thirty (30) days after the receipt by the Indemnifying Party of such a written notice from the Indemnified Party, the Indemnified Party shall not have received from the Indemnifying Party a written objection to such claim, such claim shall be conclusively presumed and considered to have been assented to and approved by the Indemnifying Party following receipt by the Indemnifying Party (and, in the case of a claim by the Parent or the Surviving Corporation, the Escrow Agent) of a written notice from the Indemnified Party to such effect.

(b)

If within the thirty (30) day period described in paragraph (a) above the Indemnified Party (and, in the case of claim by the Parent or the Surviving Corporation, the Escrow Agent) shall have received from the Indemnifying Party a written notice setting forth the Indemnifying Party’s objections to such claim and the Indemnifying Party’s reasons for such objection, then the Parties shall negotiate in good faith for a period of ten (10) Business Days from the date the Indemnified Party receives such objection (such period is hereinafter referred to as the “Negotiation Period”).  After the Negotiation Period, if the Parties still cannot agree on the claim, the Parties shall follow the procedures set forth in Section 8.7 below with respect to the resolution of such matter.

8.5

Procedures for Third-Party Claims.

(a)

Any Indemnified Party seeking indemnification pursuant to this Article VIII in respect of any Third-Party Claim shall give the Indemnifying Party from whom indemnification with respect to such claim is sought (i) prompt written notice (but in no event more than ten (10) days after the Indemnified Party acquires knowledge thereof) of such Third-Party Claim and (ii) copies of all documents and information relating to any such Third-Party Claim within ten (10) days of their being obtained by the Indemnified Party; provided, that the failure by the Indemnified Party to so notify or provide copies to the Indemnifying Party shall not relieve the Indemnifying Party from any liability to the Indemnified Party for any liability hereunder except to the extent that such failure shall have prejudiced the defense of such Third-Party Claim.

(b)

The Indemnifying Party shall have thirty (30) days (or such lesser time as may be necessary to comply with statutory response requirements for litigation claims that are included in any Third-Party Claim) from receipt of the notice contemplated in Section 8.5(a) to notify the Indemnified Party whether or not the Indemnifying Party will, at its sole cost and expense, defend the Indemnified Party against such claim.  If the Indemnifying Party timely gives notice that it intends to defend the Third-Party Claim, it shall have the right, except as hereafter provided, to defend against, negotiate, settle or otherwise deal with the Third-Party Claim and to be represented by counsel of its own choice, and the Indemnified Party will not admit any liability with respect thereto or settle, compromise, pay or discharge the same without the consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed, so long as the Indemnifying Party is contesting or defending the same with reasonable diligence and in good faith; provided, that the Indemnified Party may participate in any proceeding with counsel of its choice and at its expense; provided further, that the Indemnifying Party may not enter into a settlement of any such Third-Party Claim without the consent of the Indemnified Party, which consent shall be not unreasonably withheld, unless such settlement requires no more than a monetary payment for which the Indemnified Party is fully indemnified by the Indemnifying Party or involves other matters not binding upon the Indemnified Party; and provided further that, in the event the Indemnifying Party does not agree in writing to accept the defense of, and assume all responsibility for, such Third-Party Claim as provided above in this Section 8.5(b), then the Indemnified Party shall have the right to defend against, negotiate, settle or otherwise deal with the Third-Party Claim in such manner as the Indemnified Party deems appropriate, in its sole discretion, and the Indemnified Party shall be entitled to indemnification therefor from the Indemnifying Party to the extent provided under this Article VIII.  Notwithstanding the foregoing, if in the reasonable opinion of the Indemnified Party such Third-Party Claim, or the litigation or resolution of such Third-Party Claim, involves an issue or matter that could have a Material Adverse Effect on the Indemnified Party, including the administration of Tax Returns of the Indemnified Party or a dispute with a significant supplier or customer of the Indemnified Party, there is a conflict of interest in the defense of such action between the Indemnified Party and the Indemnifying Party, the Indemnified Party shall have the right to control the defense or settlement of any such claim or demand and its reasonable costs and expenses shall be included as part of the indemnification obligations of the Indemnifying Party.  If the Indemnified Party elects to exercise such right, the Indemnifying Party shall have the right to participate in, but not control, the defense or settlement of such claim at its sole cost and expense.

8.6

Effect of Indemnification.  Any indemnity payment made hereunder shall be treated by the Parties as an adjustment to the Merger Price.

8.7

Arbitration.  All disputes arising under this Article VIII shall be resolved by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association. Arbitration shall be by a single arbitrator experienced in the matters at issue and selected by the parties hereto in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The arbitration shall be held in such place in Atlanta, Georgia as may be specified by the arbitrator (or any place agreed to by the parties hereto and the arbitrator). The decision of the arbitrator shall be final and binding as to any matters submitted under this Article VIII provided, however, if necessary, such decision and satisfaction procedure may be enforced by any Party in any court of record having jurisdiction over the subject matter or over any of the parties to this Agreement. All costs and expenses incurred in connection with any such arbitration proceeding (including reasonable attorneys fees) shall be borne by the Party against which the decision is rendered, or, if no decision is rendered, such costs and expenses shall be borne equally by the Indemnifying Party as one party and the Indemnified Party as the other party. If the arbitrator’s decision is a compromise, the determination of which Party or Parties bears the costs and expenses incurred in connection with any such arbitration proceeding shall be made by the arbitrator on the basis of the arbitrator’s assessment of the relative merits of the Parties’ positions.

8.8

Insurance.  In the event an Indemnified Party actually receives any insurance proceeds with respect to damages for which the Indemnified Party has made a claim prior to the date on which the Indemnifying Party is required pursuant to this Article VIII to pay such claim, the claim shall be reduced by an amount equal to such insurance proceeds received by the Indemnified Party less all costs incurred by the Indemnified Party in obtaining such insurance proceeds.  If such insurance proceeds are actually received by the Indemnified Party after the date on which the Indemnifying Party is required pursuant to this Article VIII to pay such claim, the Indemnified Party shall, no later than thirty (30) days after the receipt of such insurance proceeds, reimburse the Indemnifying Party in an amount equal to such insurance proceeds (but in no event in an amount greater than the damages theretofore paid to the Indemnified Party by the Indemnifying Party) less all reasonable costs incurred by the Indemnified Party in obtaining such insurance proceeds. The Indemnified Party agrees to use commercially reasonable efforts to pursue recovery of any insurance proceeds that may be available, provided however, that the Indemnifying Party shall not be entitled to delay any payment beyond the respective payment dates for any claim referred to in this Article VIII for the purpose of awaiting receipt of insurance proceeds or credits therefor as provided herein.  In the event that the Indemnifying Party shall be obligated to indemnify the Indemnified Party pursuant to this Article VII, the Indemnifying Party shall, upon payment of such indemnity in full, be subrogated to, and the Indemnified Party shall assign to the Indemnifying Party, all rights and remedies of the Indemnified Party with respect to any matter to which such indemnification relates, including all rights under any insurance policy relating to such matter.

8.9

Company Securityholder Liability for Action of Other Company Securityholders.  Notwithstanding anything herein to the contrary, in no event shall any Company Securityholder have any responsibility or liability for any Losses to the extent such Losses arise or result from (a) any misrepresentation or breach of any representation or warranty made by the Company concerning another Company Securityholder or (b) any breach of any covenant, agreement or obligation of another Company Securityholder contained in this Agreement.

ARTICLE IX
TERMINATION OF AGREEMENT

9.1

Causes.  This Agreement and the transactions contemplated hereby may be terminated at any time prior to the completion of the Closing as follows, and in no other manner:

(a)

By mutual consent of the Parties;

(b)

By written notice from Parent to the Company if:

(i)

any of the conditions provided for in Article VI (other than Section 6.5) of this Agreement have not been satisfied or waived by Parent or Merger Sub in writing and the Closing has not occurred by October 15, 2005 or the date of such notice, whichever is later; or

(ii)

the Closing has not occurred by October 31, 2005, for reasons other than the failure of the Parent or Merger Sub to perform their respective obligations hereunder or the failure of the condition provided for in Section 6.5 of this Agreement to have been satisfied.

(c)

By written notice from the Company to Parent and Merger Sub if:

(i)

any of the conditions provided for in Article VII (other than Section 7.5) of this Agreement have not been satisfied or waived by the Company in writing and the Closing has not occurred by October 15, 2005 or the date of such notice, whichever is later;

(ii)

the Closing has not occurred by October 31, 2005, for reasons other than the failure of the Company to perform its obligations hereunder or the failure of the condition provided for in Section 7.5 of this Agreement to have been satisfied; or

(iii)

the Company has received a Superior Proposal as contemplated by Section 5.11(c).

9.2

Effect of Termination.  In the event of a termination of this Agreement by Parent or the Company under subparagraphs 9.1(b)(i) or 9.1(c)(i), the Parties shall have such rights and remedies in law or in equity as the Law may provide.  The respective obligations of the Parties pursuant to Sections 9.2, 10.2, 10.3, 10.5, 10.6 shall survive any termination of this Agreement.

ARTICLE X
MISCELLANEOUS

10.1

Further Assurance.  From time to time, at a Party’s request and without further consideration, the other Parties will execute and deliver to the requesting Party such documents and take such other action as the requesting Party may reasonably request in order to consummate more effectively the transactions contemplated hereby.

10.2

Assignment.  The rights and obligations of a Party hereunder may not be assigned, transferred or encumbered, in whole or in part, without the prior written consent of the other parties; provided, however, Parent may assign its rights hereunder, in whole or in part, for the benefit of its lenders or to any affiliate of the Parent.

10.3

Law Governing Agreement.  This Agreement shall be construed and interpreted according to the internal Laws of the State of Delaware, excluding any choice of law rules that may direct the application of the Laws of another jurisdiction.

10.4

Amendment and Modification.  Parent, Merger Sub and the Company may amend, modify and supplement this Agreement, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed on behalf of all of the Parties hereto or, in the case of a waiver, by the Party waiving compliance.

10.5

Notice.  All notices, requests, demands and other communications hereunder shall be given in writing and shall be:  (a) personally delivered; (b) sent by telecopier, facsimile transmission or other electronic means of transmitting written documents, provided a copy of such notice is on the same date deposited for delivery by US Mail or overnight mail courier service; or (c) sent to the parties at their respective addresses indicated herein by registered or certified U.S. mail, return receipt requested and postage prepaid, or by private overnight mail courier service.  The respective addresses to be used for all such notices, demands or requests are as follows:

If to Parent or Merger Sub,

Gibraltar Industries, Inc.

or Surviving Corporation

Attn:  Chief Financial Officer

(following the Closing) to:

3556 Lake Shore Road

P. O. Box 2028

Buffalo, New York  14219-0228

Facsimile:  (716) 826-1589

with a copy to:

Lippes Mathias Wexler Friedman LLP
Attn:  Paul J. Schulz, Esq.
665 Main Street, Suite 300
Buffalo, New York  14203-1425
Facsimile: (716) 853-5199

If to the Company:

CGW Southeast Partners III, L.P.

(prior to Closing)

Attn:  Bart McLean

Twelve Piedmont Center

Suite 210

Atlanta, Georgia 30305
Facsimile: (404) 816-3258

with a copy to:

Alston & Bird LLP
Attn:  Sidney J. Nurkin, Esq.
1201 West Peachtree Street
Atlanta, Georgia 30309-3424
Facsimile: (404) 253-8188

If to Stockholder Representative:

Bart McLean

c/o CGW Southeast Partners III, L.P.

Twelve Piedmont Center

Suite 210

Atlanta, Georgia 30305
Facsimile: (404) 816-3258

with a copy to:

Alston & Bird LLP
Attn:  Sidney J. Nurkin, Esq.
1201 West Peachtree Street
Atlanta, Georgia 30309-3424
Facsimile: (404) 253-8188

If personally delivered, such communication shall be deemed delivered upon actual receipt; if electronically transmitted pursuant to this paragraph, such communication shall be deemed delivered the next Business Day after transmission (and sender shall bear the burden of proof of delivery); if sent by overnight courier pursuant to this paragraph, such communication shall be deemed delivered upon receipt; and if sent by U.S. mail pursuant to this paragraph, such communication shall be deemed delivered as of the date of delivery indicated on the receipt issued by the relevant postal service, or, if the addressee fails or refuses to accept delivery, as of the date of such failure or refusal.  Delivery to the Stockholder Representative shall constitute delivery to all Company Securityholders.  Any Person may change its address for the purposes of this Agreement by giving notice thereof in accordance with this Section.

10.6

Expenses.  Regardless of whether or not the transactions contemplated hereby are consummated:

(a)

Brokerage.  Except as to Houlihan Lokey Howard & Zukin who shall be compensated by the Company as part of the Transaction Expenses, the Company, Merger Sub and Parent each represent and warrant to each other that there is no broker involved or in any way connected with the transfer provided for herein on their behalf respectively and each agrees to hold the other harmless from and against all other claims for brokerage commissions or finder’s fees in connection with the execution of this Agreement or the transactions provided for herein.

(b)

Other.  Except as otherwise provided herein, each of the Parties shall bear its own expenses and the expenses of its counsel and other agents in connection with the transactions contemplated hereby.

10.7

Entire Agreement; Binding Effect.  This Agreement embodies the entire agreement between the Parties hereto with respect to the transactions contemplated herein, and there have not been and are no agreements, representations or warranties between the Parties other than those set forth or provided for herein or executed contemporaneously or in connection herewith.  This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective legal representatives, successors and permitted assigns.

10.8

Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

10.9

Headings.  The headings in this Agreement are inserted for convenience only and shall not constitute a part hereof.

10.10

Construction.  Where any group or category of items or matters is defined collectively in the plural number, any item or matter within such definition may be referred to using such defined term in the singular number.

10.11

Interpretations.  Neither this Agreement nor any uncertainty herein shall be construed or resolved against any Party, whether under rule of construction or otherwise.  No Party to this Agreement shall be considered the draftsman.  The Parties acknowledge and agree that this Agreement has been reviewed, negotiated, and accepted by all Parties, and their attorneys and shall be construed and interpreted according to the ordinary meaning of the words used so as fairly to accomplish the purposes and intentions of all Parties hereto.

10.12

Severability.  Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms and provisions of this Agreement in any other jurisdiction.  If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted only so broad as enforceable

[Signatures on Following Page]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

ALABAMA METAL INDUSTRIES

CORPORATION

By:  _______________________________

Title:  ______________________________

GIBRALTAR INDUSTRIES, INC.

By:  _______________________________

Title:  ______________________________

EXPANSION CO., INC.

By:  _______________________________

Title:  ______________________________

STOCKHOLDER REPRESENTATIVE